EXHIBIT 10.40

MASTER AGREEMENT

by and among

PATRIOT SCIENTIFIC CORPORATION

and

TECHNOLOGY PROPERTIES LIMITED INC.

and

CHARLES H. MOORE

Dated as of June 7, 2005

***	Indicates material omitted pursuant to an application for confidential treatment and that material has been filed separately with the Commission.

Page

ARTICLE I	DEFINITIONS	3
1.1	Definitions	3
1.2	Index of Other Defined Terms	5

ARTICLE II	THE TRANSACTIONS	5
2.1	Execution of Ancillary Agreements	5
2.2	Formation of Delaware Limited Liability Companies	6
2.3	Patriot License to Intel	6
2.4	Stipulated Final Judgment	6
2.5	Delivery of Intel Proceeds	6
2.6	Closing	6
2.7	Actions at Closing	6

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF PATRIOT	7
3.1	Corporate Existence and Power	7
3.2	Authorization	7
3.3	Governmental Authorization	7
3.4	Non-Contravention	7
3.5	Absence of Certain Changes or Events.	8
3.6	Intellectual Property.	8
3.7	Litigation	8
3.8	Advisory Fees	9
3.9	Bulk Sales	9

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF TPL	9
4.1	Organization and Existence	9
4.2	Corporate Authorization	9
4.3	Governmental Authorization	9
4.4	Non-Contravention	9
4.5	Absence of Certain Changes or Events.	10
4.6	Intellectual Property.	10
4.7	Litigation	10
4.8	Advisory Fees	11
4.9	Bulk Sales	11

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF MOORE	11
5.1	Authorization	11
5.2	Governmental Authorization	11
5.3	Non-Contravention	11
5.4	Absence of Certain Changes or Events.	11
5.5	Intellectual Property.	11
5.6	Litigation	12
5.7	Advisory Fees	12

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ARTICLE VI	COVENANTS OF PATRIOT	12
6.1	Court Approval of Stipulated Final Judgment	12
6.2	Retention of Rights; No Action With Respect to the MSD Patents	12

ARTICLE VII	COVENANTS OF ALL PARTIES	13
7.1	Protection and Maintenance of the MSD Patents	13
7.2	Commercialization Program.	13
7.3	Further Assurances	13
7.4	Certain Filings	14
7.5	Notification	14
7.6	Public Announcements	14
7.7	No Interference	14
7.8	No Transfer	15
7.9	Litigation Cooperation	15

ARTICLE VIII	CONDITIONS TO CLOSING	15
8.1	Conditions to Obligations of Each Party	15
8.2	Conditions to Obligations of TPL	16
8.3	Conditions to Obligations of Patriot	16

ARTICLE IX	INDEMNIFICATION	17
9.1	Patriot Agreement to Indemnify	17
9.2	TPL Agreement to Indemnify	17
9.3	Moore Agreement to Indemnify	18
9.4	Survival of Representations, Warranties and Covenants	18
9.5	Claims for Indemnification	18
9.6	Defense of Claims	18

ARTICLE X	TERMINATION	19
10.1	Grounds for Termination	19
10.2	Effect of Termination.	21

ARTICLE XI	MISCELLANEOUS	21
11.1	Notices	21
11.2	Amendments; No Waivers.	23
11.3	Expenses	23
11.4	Successors and Assigns	23
11.5	Governing Law	23
11.6	Counterparts; Effectiveness	23
11.7	Entire Agreement	23
11.8	Captions	24
11.9	Severability	24
11.10	Construction	24
11.11	Cumulative Remedies	24
11.12	Specific Performance	24
11.13	Third-Party Beneficiaries	24
11.14	No Liability of Intel	24
11.15	No Punitive, Exemplary, or Consequential Damages	25

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EXHIBITS

EXHIBIT A Stipulated Final Judgment
EXHIBIT B Operating Agreement (Exhibit 10.42)
EXHIBIT C Newco License
EXHIBIT D Commercialization Agreement (Exhibit 10.41) ***
EXHIBIT E Escrow Agreement ***
EXHIBIT F-1 Consent and Release Agreement
EXHIBIT F-2 Consent and Release Agreement
EXHIBIT G Form of Merger Agreement
EXHIBIT H Patriot License to Intel ***
EXHIBIT I Form of Warrant
EXHIBIT J Form of Registration Rights Agreement

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AGREEMENT

This AGREEMENT (this “Agreement“), dated as of June 7, 2005, is by and among PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation having its principal offices located at 10989 Via Frontera, San Diego, CA 92127 (“Patriot”), TECHNOLOGY PROPERTIES LIMITED INC., a California corporation having its principal offices located at 21730 Stevens Creek Blvd., Suite 201, Cupertino, CA 95014 (“TPL”), and Charles H. Moore, an individual whose principal residence is in Sierra County, California (“Moore”).

R E C I T A L S

WHEREAS, Patriot is engaged in the business of developing, marketing, and selling microprocessors and microprocessor technology, as well as other complementary products;

WHEREAS, TPL is engaged in the business of developing, managing, and commercializing intellectual property assets and proprietary product technology;

WHEREAS, Patriot, TPL and Moore are involved in the Inventorship Litigation (as defined below) with respect to the ownership of rights and interests in certain microprocessor science and design patents identified on Schedule 1 attached hereto (the “MSD Patents”);

WHEREAS, Patriot has initiated the Infringement Litigation (as defined below), which has been stayed pending the outcome of the Inventorship Litigation;

WHEREAS, the Patriot security holders identified on Schedule 2 attached hereto (the “Patriot Rights Holders”) have certain rights with respect to the transactions contemplated by this Agreement;

WHEREAS, to resolve the Inventorship Litigation and disagreements among the parties, provide funds to Patriot to finance its operations, and provide for the effective commercialization of the MSD Patents, the parties have agreed that:

A. Patriot, TPL and Moore will enter into this Agreement; Patriot and TPL will enter into the Operating Agreement attached hereto as Exhibit B (the “Operating Agreement”); Patriot, TPL, and P-Newco will enter into the Commercialization Agreement attached hereto as Exhibit D (the “Commercialization Agreement”); Patriot and TPL will enter into the Warrant substantially in the form attached hereto as Exhibit I (the “Warrant”), as well as the Registration Rights Agreement substantially in the form attached hereto as Exhibit J (the “Registration Rights Agreement”) ; and Patriot and TPL will open an escrow account (the “Escrow Account”) and enter into an escrow agreement substantially in the form attached hereto as Exhibit E (the “Escrow Agreement”) to facilitate the transactions contemplated by this Agreement;

B. Patriot has entered into a license in respect of the MSD Patents with Intel Corporation (“Intel“), attached hereto as Exhibit H (the “Patriot License to Intel”);

C. As soon as possible after the date hereof, Patriot, TPL and Moore will settle all litigation among them pursuant to the Stipulated Final Judgment substantially in the form attached hereto as Exhibit A (the “Stipulated Final Judgment”), and will take any and all action necessary to cause the trade secrets litigation currently pending between Patriot and TPL in Santa Clara Superior Court (the “Trade Secrets Litigation”) to be dismissed without prejudice, and the Infringement Litigation involving Intel and Patriot shall be dismissed with prejudice;

D. As soon as possible after the date hereof, TPL will request that Intel deliver all of the unpaid Milestone Payments (as defined in the Intel Patent License Agreement) pursuant to Section 3.2 of the Intel Patent License Agreement to the account set forth on Exhibit A to the Escrow Agreement, and the rights of Patriot and TPL with regard to the Milestone Payments shall thereafter be as set forth in the Escrow Agreement;

E. Patriot will form a wholly owned subsidiary (“P-Newco”), and Patriot and P-Newco will enter into a license with respect to certain of Patriot’s rights in the MSD Patents, substantially in the form attached hereto as Exhibit C;

F. TPL will form a wholly owned subsidiary (“T-Newco”), and TPL and T-Newco will enter into a license with respect to certain of TPL’s rights in the MSD Patents, substantially in the form attached hereto as Exhibit C (collectively with the license entered into between Patriot and P-Newco identified in Recital E above, the “Newco Licenses” );

G. Patriot, TPL, T-Newco and P-Newco will enter into an agreement and plan of merger substantially in the form attached hereto as Exhibit G (the “Merger Agreement”) pursuant to which T-Newco will merge with and into P-Newco, with P-Newco continuing as the surviving entity;

H. Upon the earlier of (a) the mutual agreement of Patriot, TPL, and P-Newco, or (b) three months from the date hereof, P-Newco will grant to TPL its rights in the MSD Patents (the “Grant”) in furtherance of the commercialization program contemplated by the Commercialization Agreement, in the form attached as Exhibit 1 to the Commercialization Agreement;

I. TPL will cause the Patriot Cash Consideration (as defined below) to be paid to Patriot at Closing from the funds in the Escrow Account pursuant to the terms of the Escrow Agreement;

J. TPL will cause One Million Dollars ($1,000,000) of TPL’s funds in the Escrow Account, and Patriot will cause at least One Million Dollars ($1,000,000) of Patriot’s funds in the Escrow Account, to be paid in cash at Closing, to the Patriot Rights Holders in exchange for the Patriot Rights Holders entering into a consent and release agreement substantially in one of the alternate forms attached as Exhibits F-1 or F-2 hereto (the “Consent and Release Agreement”);

K. TPL will cause Two Million Dollars ($2,000,000) of TPL’s funds in the Escrow Account to be contributed in cash at Closing to P-Newco as TPL’s first installment of the Working Capital Contribution;

L. Patriot will cause Two Million Dollars ($2,000,000) of Patriot’s funds in the Escrow Account to be contributed in cash at Closing to P-Newco as Patriot’s first installment of the Working Capital Contribution; and

M. P-Newco will allocate the proceeds generated from the commercialization program to Patriot and TPL pursuant to the terms of the Commercialization Agreement and the Operating Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing premises, and their respective representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows.

ARTICLE I
DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

“Applicable Law” means any domestic or foreign, federal, state or local statute, law, common law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, permit or other requirement of any Governmental Authority.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in San Diego, California are authorized or required by law to close.

“Damages” means all demands, claims, actions or causes of action, assessments, losses (including reasonably foreseeable lost profits), damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds and proceeds from related third party indemnification, contribution or similar claims actually received), including (a) interest at a rate equal to 200 basis points above the prime rate, as in effect from time to time, of Citibank, N.A., on cash disbursements in respect of any of the foregoing, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, (b) reasonable costs, fees and expenses of such Person’s Representatives and (c) any reasonable costs, fees and expenses incurred in connection with investigating, defending against, or settling any such claims.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Gross Cash Proceeds” means all cash proceeds received pursuant to licenses, judgments, settlements and other payments with respect to the right to make, use, sell and offer to sell products subject to the MSD Patents.

“Indemnifying Party” means: (a) with respect to any TPL Indemnitee asserting a claim under Section 9.1, Patriot; (b) with respect to any Patriot Indemnitee asserting a claim under Section 9.2, TPL; and (c) with respect to any Patriot/TPL Indemnitee asserting a claim under Section 9.3, Moore.

“Indemnitee” means: (a) the TPL Indemnitees with respect to any claim for which Patriot is an Indemnifying Party under Section 9.1; (b) the Patriot Indemnitees with respect to claims for which TPL is an Indemnifying Party under Section 9.2; and (c) the Patriot/TPL Indemnitees with respect to any claim for which Moore is an Indemnifying Party under Section 9.3.

“Infringement Litigation” means the lawsuits filed by Patriot against five electronics companies alleging infringement of certain U.S. Patents and assigned the following case numbers: (a) Southern District of New York, 03CV10142; (b) Northern District of California, C035787; (c) Southern District of New York, 03CV10180; (d) Eastern District of New York, CV036432; and (e) District of New Jersey, 03CV06210, including the related claims of Intel against Patriot.

“Intel Patent License Agreement” means that certain license agreement by and among TPL Micro Ltd., TPL, Moore and Intel, dated June 28, 2004, as may be amended from time to time.

“Inventorship Litigation” means the lawsuit filed by Patriot on February 13, 2004 in the United States District Court, Northern District of California against TPL, Daniel E. Leckrone and Charles H. Moore, alleging claims for declaratory judgment for determination and correction of inventorship and assigned case number C040618JF(HRL).

“knowledge” means the actual knowledge of a Person and its Representatives, after a reasonable investigation of the surrounding circumstances.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any schedule to this Agreement.

“Lien” means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

“Material Adverse Effect” means any circumstance, development, event, condition, effect or change that, individually or when taken together with all other circumstances, developments, events, conditions, effects and changes that have occurred, had or has or, with the passage of time, would be reasonably likely to have, a material adverse effect on, or a material adverse change in, (a) the MSD Patents, (b) the anticipated benefits of the transactions contemplated by this Agreement or (c) the ability of the parties hereto to consummate the transactions contemplated hereby.

“Net Cash Proceeds” has the meaning set forth in Section 6.1(a)(v) of the Operating Agreement.

“Patriot Cash Consideration” means Ten Million Dollars ($10,000,000) minus Two Million Dollars ($2,000,000) (which amount constitutes Patriot’s first installment of the Working Capital Contribution pursuant to Section 5.3(a) of the Operating Agreement) minus Patriot’s share of the Consent and Release Consideration, which represents an allocation and sharing of proceeds to be received from Intel pursuant to Section 3.2(c) of the Intel Patent License Agreement.

“Patriot Common Stock” means the common stock, par value $0.00001 per share, of Patriot.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, estate or other entity or organization, including a Governmental Authority.

“Representatives” means the officers, directors, employees, attorneys, accountants, advisors, representatives and agents of a Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Working Capital Contribution” shall have the meaning given to it in the Operating Agreement.

1.2 Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

Defined Term Section	Page
”Agreement” Preamble,	3
”Closing Date” 2.6,	9
”Closing” 2.6,	8
”Commercialization Agreement” Recitals,	3
”Consent and Release Agreement” Recitals	4
”Consent and Release Consideration” 2.7(f)	9
”Escrow Account” Recitals,	3
”Escrow Agreement” Recitals,	3
”Grant” Recitals,	4
”Intel Parties” 11.13,	27
”Intel” Recitals,	4
”Merger Agreement” Recitals,	4
”Moore” Preamble,	3
”MSD Patents” Recitals,	3
”Newco Licenses” Recitals,	4
”Operating Agreement” Recitals,	3
”Patriot Indemnitees” 9.2,	20
”Patriot License to Intel” Recitals,	4
”Patriot Rights Holders” Recitals,	3
”Patriot/TPL Indemnitees” 9.3,	20
”Patriot” Preamble,	3
”P-Newco” Recitals,	4
”Proceedings” 3.7,	11
”Registration Rights Agreement” Recitals,	3
”Stipulated Final Judgment” Recitals,	4
”Termination Date” 10.1,	22
”T-Newco” Recitals,	4
”TPL Indemnitees” 9.1,	19
”TPL” Preamble,	3
”Trade Secrets Litigation” Recitals,	4
”Warrant” Recitals, 3

ARTICLE II
THE TRANSACTIONS

2.1 Execution of Ancillary Agreements. As soon as possible after the date hereof, and in any event not later than the Closing Date, Patriot, TPL, Moore and P-Newco shall enter into the following agreements, as the case may be:

(a) Patriot and TPL shall enter into the Operating Agreement;

(b) Patriot, TPL and P-Newco shall enter into the Commercialization Agreement;

(c) Patriot and TPL shall enter into the Warrant and the Registration Rights Agreement;

(d) Patriot, TPL and Premier Trust, Inc. as the Escrow Agent shall enter into the Escrow Agreement to facilitate the transactions contemplated hereby.

2.2 Formation of Delaware Limited Liability Companies. As soon as possible, and to effect the transactions contemplated hereby:

(a) Patriot will form P-Newco, a wholly owned Delaware limited liability company, and

(b) TPL will form T-Newco, a wholly owned Delaware limited liability company.

2.3 Patriot License to Intel. Patriot has entered into the Patriot License to Intel.

2.4 Stipulated Final Judgment. As soon as possible after the date hereof, Patriot, TPL and Moore shall enter into the Stipulated Final Judgment and file it promptly thereafter with the court.

2.5 Delivery of Intel Proceeds. As soon as possible after the date hereof, TPL shall request that Intel deliver all of the unpaid Milestone Payments (as defined in the Intel Patent License Agreement) pursuant to Section 3.2 of the Intel Patent License Agreement to the account set forth on Exhibit A to the Escrow Agreement, and the rights of Patriot and TPL with regard to the Milestone Payments shall thereafter be as set forth in the Escrow Agreement.

2.6 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, on June 14, 2005 or, if the conditions to Closing set forth in Article VIII (other than conditions that by their terms can only be satisfied on the Closing Date) have not been satisfied or waived by such date, then on the second Business Day after the last of the conditions to Closing set forth in Article VIII (other than conditions that by their terms can only be satisfied on the Closing Date) have been satisfied or waived by the party entitled to waive the same or on any such other date as to which TPL and Patriot may mutually agree in writing (the “Closing Date”).

2.7 Actions at Closing. At Closing:

(a) Each of Patriot and TPL shall deliver to the other party executed copies of this Agreement, the Escrow Agreement, the Operating Agreement, the Commercialization Agreement, the Newco Licenses, the Merger Agreement, and the Grant attached as Exhibit 1 to the Commercialization Agreement;

(b) The Certificate of Merger shall be filed with the Secretary of State of the State of Delaware;

(c) The officer’s certificates contemplated by Sections 8.2(a)(iii) and 8.3(a)(iii) shall be delivered by Patriot and TPL, respectively;

(d) Patriot shall deliver to TPL the Consent and Release Agreements executed by all of the Patriot Rights Holders;

(e) TPL will cause One Million Dollars ($1,000,000) of TPL’s funds in the Escrow Account, and Patriot will cause at least One Million Dollars ($1,000,000) of Patriot’s funds in the Escrow Account, to be paid in cash at Closing to the Patriot Rights Holders set forth on Schedule 2 pursuant to the terms of the Escrow Agreement (the “Consent and Release Consideration”);

(f) TPL will cause Two Million Dollars ($2,000,000) of TPL’s funds in the Escrow Account to be contributed in cash at Closing to P-Newco as TPL’s first installment of the Working Capital Contribution;

(g) Patriot will cause Two Million Dollars ($2,000,000) of Patriot’s funds in the Escrow Account to be contributed in cash at Closing to P-Newco as Patriot’s first installment of the Working Capital Contribution; and

(h) TPL shall cause all Net Cash Proceeds generated pursuant to Section 7.2(b), if any, to be paid to P-Newco.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PATRIOT

As an inducement to TPL to enter into this Agreement and to consummate the transactions contemplated herein, Patriot hereby represents and warrants to TPL that:

3.1 Corporate Existence and Power. Patriot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power to enter into this Agreement and consummate the transactions contemplated hereby.

3.2 Authorization. The execution, delivery and performance by Patriot of this Agreement and the consummation by Patriot of the transactions contemplated hereby are within the corporate powers of Patriot and have been duly authorized by all necessary corporate action on the part of Patriot. This Agreement has been duly and validly executed by Patriot and constitutes the legal, valid and binding agreement of Patriot, enforceable against Patriot in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

3.3 Governmental Authorization. The execution, delivery and performance by Patriot of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

3.4 Non-Contravention. The execution, delivery and performance by Patriot of this Agreement does not (a) contravene or conflict with the certificate of incorporation or bylaws of Patriot, a true and correct copy of each of which has been delivered to TPL; (b) contravene or constitute a default or breach under any material agreement to which Patriot is a party; (c) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Patriot; or (d) result in the creation or imposition of any Lien on the MSD Patents.

3.5 Absence of Certain Changes or Events.

(a) Except as set forth on Schedule 3.5(a), as of the date hereof there has not been any change, circumstance, event or proceedings against Patriot that could reasonably be expected to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 3.5(b), and except as otherwise contemplated by or disclosed in this Agreement, Patriot has not entered into any contract or agreement in respect of the MSD Patents.

3.6 Intellectual Property.

(a) Except as set forth on Schedule 3.6(a), Patriot owns exclusively all right, title and interest in and to the MSD Patents, free and clear of any and all Liens, encumbrances or other adverse ownership claims, and Patriot has not received any notice or claim challenging Patriot’s ownership of the MSD Patents or suggesting that any Person, other than TPL and Moore, has any claim of legal or beneficial ownership with respect thereto, nor, to Patriot’s knowledge, is there a reasonable basis for any claim that Patriot does not have such good and valid title to the MSD Patents.

(b) To the knowledge of Patriot, the MSD Patents are valid, enforceable and subsisting. Except as disclosed in Schedule 3.6(b), Patriot has not received any notice or claim challenging or questioning the validity or enforceability of the MSD Patents or indicating an intention on the part of any Person to bring a claim that the MSD Patents are invalid or unenforceable or have been misused, and to Patriot’s knowledge no reasonable basis exists for any such claim.

(c) To the knowledge of Patriot (i) Patriot has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, the MSD Patents) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of the MSD Patents and (ii) subsequent to the acquisition of its interest therein, Patriot has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to the MSD Patents.

(d) To the knowledge of Patriot, none of the activities or operations of Patriot with respect to the MSD Patents infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of any rights, interests, or property of any third party. Patriot has not received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to Patriot’s knowledge, is there any reasonable basis therefor. The MSD Patents are not subject to any outstanding order, judgment, decree or stipulation restricting the use, sale, transfer, assignment or licensing thereof by Patriot to any Person.

3.7 Litigation. Except as disclosed in Schedule 3.7 (i) there are no actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, “Proceedings”) pending or, to the knowledge of Patriot, threatened, against or by Patriot or the MSD Patents or which seek to enjoin or rescind the transactions contemplated by this Agreement, nor, to the knowledge of Patriot, is there any valid basis for any such Proceedings; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority naming Patriot as an affected party or otherwise affecting the MSD Patents or the performance by Patriot of the transactions contemplated by this Agreement, nor, to the knowledge of Patriot, is there any valid basis for any such order, judgment or decree.

3.8 Advisory Fees. Except as set forth in Schedule 3.8, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Patriot who is entitled to any fee, commission or reimbursement of expenses from Patriot, TPL or any of their respective Representatives upon consummation of the transactions contemplated by this Agreement or otherwise.

3.9 Bulk Sales. There are no bulk sales statutes or laws applicable to Patriot or the MSD Patents in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TPL

As an inducement to Patriot to enter into this Agreement and to consummate the transactions contemplated herein, TPL hereby represents and warrants to Patriot that:

4.1 Organization and Existence. TPL is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all corporate power to enter into this Agreement and consummate the transactions contemplated hereby.

4.2 Corporate Authorization. The execution, delivery and performance by TPL of this Agreement and the consummation by TPL of the transactions contemplated hereby are within the corporate powers of TPL and have been duly authorized by all necessary corporate action on the part of TPL. This Agreement has been duly and validly executed by TPL and constitutes the legal, valid and binding agreement of TPL, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

4.3 Governmental Authorization. The execution, delivery and performance by TPL of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

4.4 Non-Contravention. The execution, delivery and performance by TPL of this Agreement does not (a) contravene or conflict with the certificate of incorporation or bylaws of TPL, a true and correct copy of each of which has been delivered to Patriot; (b) contravene or constitute a default or breach under any material agreement to which TPL is a party; (c) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to TPL; or (d) result in the creation or imposition of any Lien on the MSD Patents.

4.5 Absence of Certain Changes or Events.

(a) Except as set forth on Schedule 4.5(a), as of the date hereof there has not been any change, circumstance, event or proceedings against TPL that could reasonably be expected to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 4.5(b), and except as otherwise contemplated by or disclosed in this Agreement, TPL has not entered into any contract or agreement in respect of the MSD Patents.

4.6 Intellectual Property.

(a) TPL has a valid and subsisting license to the MSD Patents from Moore. Except as disclosed on Schedule 4.6(a), TPL has not received any notice or claim challenging TPL’s rights with respect to the MSD Patents or suggesting that any Person, other than Patriot and Moore, has any claim of legal or beneficial ownership with respect thereto, nor, to TPL’s knowledge, is there a reasonable basis for any such claim.

(b) To the knowledge of TPL, the MSD Patents are valid, enforceable and subsisting. Except as disclosed on Schedule 4.6(b), TPL has not received any notice or claim challenging or questioning the validity or enforceability of the MSD Patents or indicating an intention on the part of any Person to bring a claim that the MSD Patents are invalid or unenforceable or have been misused, and to TPL’s knowledge no reasonable basis exists for any such claim.

(c) To the knowledge of TPL, TPL has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, the MSD Patents) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of the MSD Patents.

(d) To the knowledge of TPL, none of the activities or operations of TPL with respect to the MSD Patents infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of any rights, interests, or property of any third party. TPL has not received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to TPL’s knowledge, is there any reasonable basis therefor. To the knowledge of TPL, the MSD Patents are not subject to any outstanding order, judgment, decree or stipulation restricting the use, sale, transfer, assignment or licensing thereof by TPL to any Person.

4.7 Litigation. Except as disclosed on Schedule 4.7 (i) there are no Proceedings pending or, to the knowledge of TPL, threatened, against or by TPL or the MSD Patents or which seek to enjoin or rescind the transactions contemplated by this Agreement, nor, to the knowledge of TPL, is there any valid basis for any such Proceedings; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority naming TPL as an affected party or otherwise affecting the MSD Patents or the performance by TPL of the transactions contemplated by this Agreement, nor, to the knowledge of TPL, is there any valid basis for any such order, judgment or decree.

4.8 Advisory Fees. Except as set forth on Schedule 4.8, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of TPL who is entitled to any fee, commission or reimbursement of expenses from TPL, Patriot or any of their respective Representatives upon consummation of the transactions contemplated by this Agreement or otherwise.

4.9 Bulk Sales. There are no bulk sales statutes or laws applicable to TPL or the MSD Patents in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF MOORE

5.1 Authorization. This Agreement has been duly and validly executed by Moore and constitutes the legal, valid and binding agreement of Moore, enforceable against Moore in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

5.2 Governmental Authorization. The execution, delivery and performance by Moore of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

5.3 Non-Contravention. The execution, delivery and performance by Moore of this Agreement does not: (a) contravene or constitute a default or breach under any material agreement to which Moore is a party; (b) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Moore; or (c) result in the creation or imposition of any Lien on the MSD Patents.

5.4 Absence of Certain Changes or Events.

(a) Except as set forth on Schedule 5.4(a), as of the date hereof there has not been any change, circumstance, event or proceedings against Moore that could reasonably be expected to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 5.4(b), and except as otherwise contemplated by or disclosed in this Agreement, Moore has not entered into any contract or agreement in respect of the MSD Patents.

5.5 Intellectual Property.

(a) Except as set forth on Schedule 5.5(a), Moore owns exclusively all right, title and interest in and to the MSD Patents, free and clear of any and all Liens, encumbrances or other adverse ownership claims, and Moore has not received any notice or claim challenging Moore’s ownership of the MSD Patents or suggesting that any Person, other than TPL and Moore, has any claim of legal or beneficial ownership with respect thereto, nor, to Moore’s knowledge, is there a reasonable basis for any claim that Moore does not have such good and valid title to the MSD Patents.

(b) To the knowledge of Moore, the MSD Patents are valid, enforceable and subsisting. Except as disclosed on Schedule 5.5(b), Moore has not received any notice or claim challenging or questioning the validity or enforceability of the MSD Patents or indicating an intention on the part of any Person to bring a claim that the MSD Patents are invalid or unenforceable or have been misused, and to Moore’s knowledge no reasonable basis exists for any such claim.

(c) To the knowledge of Moore (i) Moore has not taken any action or failed to take any action (including the manner in which it has conducted his business, or used or enforced, or failed to use or enforce, the MSD Patents) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of the MSD Patents and (ii) Moore has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to the MSD Patents.

(d) To the knowledge of Moore, none of the activities or operations of Moore with respect to the MSD Patents infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of any rights, interests, or property of any third party. Moore has not received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to Moore’s knowledge, is there any reasonable basis therefor. The MSD Patents are not subject to any outstanding order, judgment, decree or stipulation restricting the use, sale, transfer, assignment or licensing thereof by Moore to any Person.

5.6 Litigation. Except as disclosed on Schedule 5.6 (i) there are no Proceedings pending or, to the knowledge of Moore, threatened, against or by Moore or the MSD Patents or which seek to enjoin or rescind the transactions contemplated by this Agreement, nor, to the knowledge of Moore, is there any valid basis for any such Proceedings; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority naming Moore as an affected party or otherwise affecting the MSD Patents or the performance by Moore of the transactions contemplated by this Agreement, nor, to the knowledge of Moore, is there any valid basis for any such order, judgment or decree.

5.7 Advisory Fees. Except as set forth on Schedule 5.7, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Moore who is entitled to any fee, commission or reimbursement of expenses from Patriot, TPL or any of their respective Representatives upon consummation of the transactions contemplated by this Agreement or otherwise.

ARTICLE VI
COVENANTS OF PATRIOT

6.1 Court Approval of Stipulated Final Judgment. Patriot shall use its reasonable best efforts to obtain court approval of the Stipulated Final Judgment as soon as possible after the date hereof.

6.2 Retention of Rights; No Action With Respect to the MSD Patents. Patriot and TPL shall retain all of their respective rights with respect to the MSD Patents, except those rights to the MSD Patents transferred by Patriot and TPL to P-Newco pursuant to the Newco Licenses and the Merger Agreement. From the date hereof until the termination of the Commercialization Agreement, neither Patriot nor any of its Representatives shall take any action with respect to those matters concerning which TPL is authorized to act on behalf of the parties pursuant to the Commercialization Agreement and the Grant referred to therein, including, but not limited to, contacting, pursuing litigation against, or entering into discussions or negotiations with potential infringers, entering into license agreements, settlement agreements, or other similar agreements with respect to the MSD Patents, or selling or otherwise transferring any interest in the MSD Patents. Notwithstanding the foregoing, subject to Section 7.7, Patriot shall be entitled to take all actions contemplated by Section 7.1 of this Agreement. From the termination of the Commercialization Agreement until one year from the date thereof, Patriot shall not contact or enter into discussions or negotiations with, or enter into license agreements, settlement agreements, or other similar agreements with respect to the MSD Patents, or pursue any litigation or other dispute resolution involving claims related to the MSD Patents with regard to any potential licensee with whom TPL is engaged in active negotiations at the time of the termination of the Commercialization Agreement and identified in writing by TPL within five (5) days after such termination.

ARTICLE VII
COVENANTS OF ALL PARTIES

7.1 Protection and Maintenance of the MSD Patents. Subject to Section 7.7, Patriot, TPL and Moore, as well as each of Patriot’s and TPL’s appointees to P-Newco’s Management Committee, shall use their respective best efforts to protect and maintain the MSD Patents, including taking all actions necessary to maintain the effectiveness of the MSD Patents.

7.2 Commercialization Program.

(a) From the date hereof, TPL shall use its commercially reasonable best efforts to pursue the commercialization program on behalf of P-Newco, substantially in the manner contemplated by the Commercialization Agreement, with all proceeds therefrom to be allocated among the parties consistent with the terms of the Commercialization Agreement and the Operating Agreement, and Patriot and Moore shall provide all reasonable assistance and cooperation with respect thereto.

(b) Upon receipt of any proceeds in connection with TPL’s commercialization efforts pursuant to Section 7.2(a) between the date hereof and the earlier of (i) the Termination Date and (ii) the Closing, TPL shall cause all Net Cash Proceeds generated as a result thereof to be paid to P-Newco at the Closing to be retained and/or distributed by P-Newco pursuant to the terms of the Operating Agreement.

(c) From the date hereof until the earlier of (i) the Termination Date and (ii) the Closing, TPL agrees to provide Patriot prompt notice upon (A) execution of any agreements relating to the MSD Patents, and (B) receipt by P-Newco of any funds therefrom.

7.3 Further Assurances. TPL, Patriot and Moore agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

7.4 Certain Filings. TPL and Patriot shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers.

7.5 Notification. Patriot, TPL and Moore will promptly:

(a) notify the other parties in writing if it or he becomes aware of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(b) notify the other parties in writing of the commencement of any Proceeding by or against it or him, or of becoming aware of any claim, action, suit, inquiry, proceeding, notice of violation, demand letter, subpoena, government audit or disallowance that could be expected to result in a Proceeding by or against it or him; and

(c) notify the other parties in writing of the occurrence of any breach by it or him of any representation or warranty, or any covenant or agreement, contained in this Agreement.

7.6 Public Announcements. From the date hereof until the earlier of the Termination Date or the termination of the Commercialization Agreement, TPL and Patriot agree to consult with each other before (a) issuing any press release, (b) making any public statement with respect to this Agreement or the transactions contemplated hereby (including, without limitation, with respect to the consideration to be paid pursuant to this Agreement or any license agreement pursuant to the Commercialization Agreement), or (c) making any SEC filing, and, except as may be required by Applicable Law, will not issue any such press release or public statement without the prior consent of the other party hereto. In the event a party determines that a public statement is required by Applicable Law, prior to making such statement or filing it shall provide to the other party a copy of such proposed statement or filing at least two Business Days prior to making such statement or filing and shall make such changes as may be reasonably requested by the other party. With respect to any SEC filing pursuant to Patriot’s obligations under the Exchange Act or otherwise, Patriot shall give TPL at least five Business Days advance notice of such filing (except to the extent compliance with applicable law shall require a shorter period of advance notice), and shall provide TPL a copy of the proposed filing for TPL’s review and comment, including all exhibits thereto, for purposes of determining whether to make a confidential treatment request with respect to any exhibit related to the transactions contemplated by this Agreement. Patriot agrees to make all requests for confidential treatment reasonably requested by TPL and consult with TPL regarding the requirement to make such a filing. Notwithstanding the foregoing, the parties may, on a confidential basis, advise and release information regarding the existence and content of this Agreement or the transactions contemplated hereby to their Representatives in connection with or related to the transactions contemplated by this Agreement.

7.7 No Interference. From the date hereof through the earlier of the Termination Date or the termination of the Commercialization Agreement, Patriot, Moore and P-Newco shall each avoid and refrain from any and all activity of any kind or nature which may impede, impair, frustrate or otherwise interfere with the activities of TPL in the execution of the commercialization program contemplated by the Commercialization Agreement, and shall:

(a) Exert their respective reasonable best efforts to impose the covenants of this Agreement, the Commercialization Agreement, and the transactions contemplated hereby and thereby on their respective affiliates or Representatives; and

(b) Be responsible hereunder for each and every failure in the good and faithful performance of this Agreement and the Commercialization Agreement by themselves and/or their respective affiliates or Representatives (other than TPL).

7.8 No Transfer. From the date hereof until one year after the termination of the Commercialization Agreement, with the exception of the agreements and transactions entered into pursuant to the commercialization program contemplated by the Commercialization Agreement, Patriot, P-Newco, TPL and Moore shall not transfer, assign, license, or otherwise convey any interest in, or grant any security interest with respect to, any portion of their interest in the MSD Patents without the written consent of all parties hereto, other than to entities which (a) are owned and controlled by the transferring Person and (b) agree to be bound by this Section 7.8, or (c) in the case of Moore, pursuant to a living trust, will or other estate planning device, or via intestate succession, provided however that any transferee of Moore’s interest in the MSD Patents under this Section 7.8(c) shall agree to be bound by this Section 7.8. Any transfer pursuant to this Section 7.8 shall be subject to existing licenses in respect of the MSD Patents.

7.9 Litigation Cooperation. Patriot, P-Newco and Moore agree to cooperate in any litigation with respect to the MSD Patents, including providing any reasonable assistance in connection with such litigation or joining as a party thereto, as requested by TPL.

ARTICLE VIII
CONDITIONS TO CLOSING

8.1 Conditions to Obligations of Each Party. The obligations of each of TPL and Patriot to consummate the Closing are subject to the satisfaction of each of the following conditions:

(a) The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transactions contemplated by this Agreement, or imposing Damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority).

(b) Patriot, TPL and Moore shall have agreed on and selected the Independent Manager (as defined in the Operating Agreement) for P-Newco, and the first Annual Business Plan for P-Newco shall have been approved.

(c) Intel shall have disbursed to the Escrow Account all unpaid Milestone Payments (as defined in the Intel Patent License Agreement) set forth in Section 3.2 of the Intel Patent License Agreement.

8.2 Conditions to Obligations of TPL. The obligations of TPL to consummate the Closing are subject to the satisfaction of each of the following conditions:

(a) (i) Patriot shall have complied with, performed and satisfied each of its agreements and covenants contained herein and required to be performed and satisfied by it on or prior to the Closing, (ii) each of the representations and warranties of Patriot contained in this Agreement, or in any certificate or document delivered to TPL pursuant hereto, shall have been true and correct in all material respects when made and shall contain no misstatement or omission that would make any such representation or warranty materially misleading when made and shall be true and correct in all material respects on, and contain no misstatement or omissions that would make any such representation or warranty materially misleading at and as of the Closing with the same force and effect as if made as of the Closing except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), and (iii) TPL shall have received certificates signed by a duly authorized executive officer of Patriot to the foregoing effect and to the effect that the conditions specified within this Section 8.2 have been satisfied.

(b) This Agreement, the Escrow Agreement, the Merger Agreement, the Operating Agreement, the Commercialization Agreement, the Warrant, the Registration Rights Agreement, and the Stipulated Final Judgment shall have been executed and delivered by Patriot, Moore and P-Newco, as applicable.

(c) The Stipulated Final Judgment shall have been executed by Patriot and delivered to TPL, with such changes as may be requested by the court.

(d) The Trade Secrets Litigation shall have been dismissed without prejudice.

8.3 Conditions to Obligations of Patriot. The obligations of Patriot to consummate the Closing are subject to the satisfaction of each of the following conditions:

(a) (i) TPL shall have complied with, performed and satisfied each of its agreements and covenants contained herein and required to be performed and satisfied by it on or prior to the Closing, (ii) each of the representations and warranties of TPL contained in this Agreement, or in any certificate or document delivered to Patriot pursuant hereto, shall have been true and correct in all material respects when made and shall contain no misstatement or omission that would make any such representation or warranty materially misleading when made and shall be true and correct in all material respects on, and contain no misstatement or omissions that would make any such representation or warranty materially misleading at and as of the Closing with the same force and effect as if made as of the Closing except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), and (iii) Patriot shall have received certificates signed by a duly authorized executive officer of TPL to the foregoing effect and to the effect that the conditions specified within this Section 8.3 have been satisfied.

(b) This Agreement, the Escrow Agreement, the Merger Agreement, the Operating Agreement, the Commercialization Agreement, and the Stipulated Final Judgment shall have been executed and delivered by TPL, Moore and P-Newco, as applicable.

(c) The Infringement Litigation involving Intel and Patriot shall have been dismissed with prejudice.

ARTICLE IX
INDEMNIFICATION

9.1 Patriot Agreement to Indemnify. Patriot shall indemnify and hold harmless TPL and Moore and their respective affiliates and Representatives (collectively, the “TPL Indemnitees”) in respect of any and all Damages which any of the TPL Indemnitees may incur or sustain, or to which any of the TPL Indemnitees may be subjected, as a result of:

(a) any inaccuracy or misrepresentation in or breach of any representation or warranty contained in this Agreement;

(b) any breach by Patriot of any covenant or agreement to be performed by Patriot;

(c) any Proceeding brought by any Person, based upon or arising from actions of Patriot prior or subsequent to the date hereof, including without limitation: (i) any public disclosure made by Patriot, or any omission by Patriot to disclose, in any filing with the SEC, press release, prospectus or any oral or written communication; (ii) any alleged breach by Patriot or any of Patriot’s officers, directors, employees or agents of any duty to holders of Patriot Common Stock or any other Patriot securities, or right or agreement to purchase Patriot Common Stock or any other Patriot securities; or (iii) any actions of Patriot or any predecessor in interest to Patriot with respect to the MSD Patents (or any actual or alleged agreement pertaining thereto); provided, however, that this Section 9.1(c) shall not apply to Proceedings related to actions taken by Patriot in good faith pursuant to this Agreement and the agreements contemplated hereby;

(d) any Proceeding brought by any current or former affiliate, Representative, stockholder, creditor or stakeholder of Patriot based upon or arising from the negotiation or consummation of the transactions contemplated by this Agreement, including without limitation any action brought by Russell Fish, the law firm of Beatie & Osborn LLP or any of its partners, members, associates, or employees, Russell H. Beatie, Daniel A. Osborn, John E. Lynch or Willis E. Higgins; or

(e) any Taxes of Patriot.

9.2 TPL Agreement to Indemnify. TPL shall indemnify and hold harmless Patriot and its Representatives (collectively, the “Patriot Indemnitees“) in respect of any and all Damages which any of the Patriot Indemnitees may incur or sustain, or to which any of the Patriot Indemnitees may be subjected, as a result of:

(a) any inaccuracy or misrepresentation in or breach of any representation or warranty contained in this Agreement;

(b) any breach by TPL of any covenant or agreement to be performed by TPL;

(c) any Damages in connection with any Proceeding brought by any Person, other than Patriot’s current or former Representatives, based upon or arising from actions of TPL prior or subsequent to the date hereof, including without limitation, any actions of TPL or any predecessor in interest to TPL with respect to the MSD Patents (or any actual or alleged agreement pertaining thereto); provided, however, that this Section 9.2(c) shall not apply to Proceedings related to actions taken by TPL in good faith pursuant to this Agreement and the agreements contemplated hereby; or

(d) any Taxes of TPL.

9.3 Moore Agreement to Indemnify. Moore shall indemnify and hold harmless Patriot and TPL and their respective affiliates or Representatives (collectively, the “Patriot/TPL Indemnitees”) in respect of any and all Damages which any of the Patriot/TPL Indemnitees may incur or sustain, or to which any of the Patriot/TPL Indemnitees may be subjected, as a result of:

(a) any inaccuracy or misrepresentation in or breach of any representation or warranty contained in Article V of this Agreement; or

(b) any breach by Moore of any covenant or agreement to be performed by Moore.

9.4 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained in this Agreement and all claims of any TPL Indemnitee or Patriot Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and all due diligence performed by the respective parties.

9.5 Claims for Indemnification. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article IX in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee’s right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert all reasonable defenses to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the thirty (30) calendar day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have thirty (30) calendar days following its receipt of such notice either (a) to acquiesce in such claim and the responsibility to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article IX by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have acquiesced in such claim and the responsibility to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article IX.

9.6 Defense of Claims. In connection with any claim which may give rise to indemnity under this Article IX resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee’s right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provide assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. The Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.6, the Indemnifying Party shall not (without the written consent of each Indemnitee) consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, unless such settlement or order shall provide for the unconditional release of all Indemnitees. If the Indemnifying Party has so elected to assume the defense, each Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Representatives to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this Section 9.6. If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 9.6, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, provided that the Indemnitee may not settle such claim or Proceeding without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and provided further that the Indemnifying Party shall be obligated to pay Indemnitee’s attorneys’ fees and costs promptly as they are incurred in the defense of such claim or Proceeding.

ARTICLE X
TERMINATION

10.1 Grounds for Termination. This Agreement may be terminated (except as set forth in Section 10.2) and the transactions contemplated hereby abandoned at any time prior to the Closing (the “Termination Date”):

(a) by mutual written agreement of TPL and Patriot;

(b) by TPL upon written notice to Patriot of any one or more inaccuracies or misrepresentations in or breaches of the representations or warranties made by Patriot contained herein which have had or, if not cured prior to the Closing Date could be reasonably expected to have, a Material Adverse Effect when taken into account with all other uncured inaccuracies or misrepresentations in or breaches of such representations or warranties; provided, however, that a termination pursuant to this clause (b) shall become effective upon the earlier to occur of (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

(c) by TPL at any time upon written notice to Patriot of the failure by Patriot to perform and satisfy in all material respects any of its obligations under this Agreement required to be performed and satisfied on or prior to the Closing Date; provided, however, that a termination pursuant to this clause (c) shall become effective upon the earlier to occur of (i) three (3) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, (ii) fifteen (15) days after such notice with respect to such a failure that is capable of being cured on or prior to the Closing Date, but is not cured, on or prior to such fifteenth (15th) day, or

(iii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

(d) by Patriot at any time upon written notice to TPL of any one or more inaccuracies or misrepresentations in or breaches of the representations or warranties made by TPL or Moore contained herein which have had or, if not cured prior to the Closing Date could be reasonably expected to have, a Material Adverse Effect when taken into account with all other uncured inaccuracies or misrepresentations in or breaches of such representations or warranties; provided, however, that a termination pursuant to this clause (d) shall become effective upon the earlier to occur of (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

(e) by Patriot at any time upon written notice to TPL of TPL’s failure to perform and satisfy in all material respects any of its obligations under this Agreement required to be performed and satisfied on or prior to the Closing Date; provided, however, that a termination pursuant to this clause (e) shall become effective upon the earlier to occur of (i) three (3) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, (ii) fifteen (15) days after such notice with respect to such a failure that is capable of being cured on or prior to the Closing Date, but is not cured, on or prior to such fifteenth (15th) day, or (iii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

(f) by Patriot or TPL if the Closing shall not have been consummated by November 30, 2005; provided, however, that Patriot or TPL may not terminate this Agreement pursuant to this clause (f) if the Closing shall not have been consummated within such time period by reason of the failure of that party or any of its Representatives to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement;

(g) by Patriot if TPL has caused a Material Adverse Effect other than any Material Adverse Effect caused by any proceeding brought by any current or former affiliate, Representative, stockholder, creditor or stakeholder of Patriot relating to any effect of the public announcement of this Agreement, the transactions contemplated hereby or the consummation of such transactions;

(h) by TPL if Patriot has caused a Material Adverse Effect; and

(i) by any party hereto if any federal, state or foreign law or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining either party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable.

The party desiring to terminate this Agreement pursuant to clauses (b) through (i) shall give written notice of such termination to the other party pursuant to Section 11.1.

10.2 Effect of Termination.

(a) If this Agreement is terminated as permitted by Section 10.1, such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 10.2.

(b) If such termination shall result from the willful failure of Patriot to fulfill a condition to the performance of the obligations of TPL, the willful failure of Patriot to perform a covenant contained in this Agreement or a willful breach by Patriot of its representations and warranties contained in this Agreement, Patriot shall be fully responsible for all Damages incurred by TPL as a result of such failure or breach by Patriot.

(c) If such termination shall result from the willful failure of TPL to fulfill a condition to the performance of the obligations of Patriot, the willful failure of TPL to perform a covenant contained in this Agreement or a willful breach by TPL of its representations and warranties contained in this Agreement, TPL shall be fully responsible for all Damages incurred by Patriot as a result of such failure or breach by TPL.

(d) If such termination shall result for any reason other than (i) the willful failure of Patriot to fulfill a condition to the performance of the obligations of TPL; (ii) the willful failure of Patriot to perform a covenant contained in this Agreement; or (iii) the willful breach by Patriot of its representations and warranties contained in this Agreement, Patriot shall be entitled to one-half of the Net Cash Proceeds generated by TPL from the period beginning from the date hereof and ending on the date this Agreement is terminated. It is expressly agreed and understood that Patriot shall not be entitled to any of the Milestone Payments (as such term is defined in the Intel Patent License Agreement), which shall only be distributed pursuant to the terms of the Escrow Agreement. TPL shall pay Patriot, by wire transfer in immediately available funds, to the account set forth on Exhibit E of the Escrow Agreement, such funds within the later of (A) five (5) days after the termination of this Agreement and (B) sixty (60) days of receipt thereof by TPL.

(e) The provisions of Article IX, as well as Sections 7.6, 11.1, 11.5, 11.9, 11.13 and 11.14 and this Section 10.2 shall survive any termination of this Agreement pursuant to this Article X, and each party hereto shall be fully responsible for any breach of any such provision, whether or not such breach occurs prior to the termination of this Agreement. In addition, the parties expressly agree that the Stipulated Final Judgment is severable and has significance independent of this Agreement and any other agreements and transactions contemplated hereby and thereby, and as such shall not be affected or disturbed by the Termination of this Agreement.

ARTICLE XI
MISCELLANEOUS

11.1 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by fax, once such notice or other communication is transmitted to the fax number specified below and the appropriate answer back or telephonic confirmation is received, provided that a copy of such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above or (d) of this Section 11.1, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

If to Patriot:

Patriot Scientific Corporation
10989 Via Frontera
San Diego, CA 92127
Attn: President
Fax: (858) 674-5004

with a copy to:

Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101
Attn: Otto E. Sorensen, Esq.
Fax: (619) 232-8311

If to TPL:

Technology Properties Limited Inc.
P.O. Box 20250
San Jose, CA 95160
Attn: Daniel E. Leckrone, Chairman
Fax: (408) 296-6637

with a copy to:

Gibson, Dunn & Crutcher LLP
333 S. Grand Avenue
Los Angeles, California 90071
Attn: Andrew E. Bogen, Esq.
Fax: (213) 229-6159

If to Moore:

Charles H. Moore
40 Cedar Lane
P.O. Box 127
Sierra City, CA 96125
Fax: (413) 714-5590

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

11.2 Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that any amendment or waiver to Section 11.9, Section 11.13, Section 11.14 or this Section 11.12(a) or any other amendment or waiver with respect to this Agreement of the agreements referenced herein that adversely affects Intel shall be effective only if such written amendment or waiver also has been executed and delivered by Intel.

(b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.3 Expenses. All costs and expenses incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

11.5 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of California.

11.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and the signatures delivered by fax or other similar means, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

11.7 Entire Agreement. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

11.8 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

11.9 Severability. The failure of any provision of this Agreement by virtue of its being construed as invalid or otherwise unenforceable shall render the entire Agreement cancelable at the option of the party asserting the enforceability of the said provision. Notwithstanding the foregoing, the parties expressly agree that the Stipulated Final Judgment, Section 11.2(a), Section 11.13 and Section 11.14 are severable and have significance independent of this Agreement and any other agreements and transactions contemplated hereby and thereby, and as such shall not be affected or disturbed by the invalidity, illegality or unenforceability of any such provision or provisions or of the entirety of any such agreements.

11.10 Construction. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has beached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

11.11 Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.12 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the agreements contemplated hereby, will cause irreparable injury to the other party, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief without bond by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

11.13 Third-Party Beneficiaries. Except as specifically provided in (a) Article IX with respect to indemnification provided to the Indemnitees identified therein, and (b) Section 11.14, no provision of this Agreement shall create any third-party beneficiary rights in any Person, including any employee or former employee of Patriot or any Representative thereof (including any beneficiary or dependent thereof). Each of Intel and its present, former and future direct and indirect distributors of Intel Licensed Products (collectively, the “Intel Parties”) shall be an express, intended third-party beneficiary of Section 11.2(a), Section 11.9 and Section 11.14.

11.14 No Liability of Intel. Upon payment by Intel of all of the unpaid Milestone Payments provided for at Section 3.2 of the Intel Patent License Agreement to the account designated at Exhibit A to the Escrow Agreement attached hereto as Exhibit E, each of Intel and the Intel Parties shall be forthwith and without further or other action of any kind by anyone, released from all potential liability with respect to Intel Licensed Products and based upon the rights of Patriot in and to the Core Patents (as described in the Intel Patent License Agreement). It is the intention of the parties to this Agreement in executing this Agreement that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified in this Section 11.14. In furtherance of this intention, each of the parties to this Agreement hereby expressly waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the California Civil Code (or any similar provision of any other applicable law) and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those related to any other claims, demands and causes of action hereinabove specified. Section 1542 of the California Civil Code provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each of the parties to this Agreement acknowledges that it or he may hereafter discover claims or facts in addition to or different from those which it or he now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this release. Nevertheless, each of the parties to this Agreement hereby waives any right, claim, or cause of action that might arise as a result of such different or additional claims or facts. Each of the parties to this Agreement acknowledges that it or he understands the significance and consequence of the release set forth in this Section 11.14 and such specific waiver of Section 1542 (and any other similar provisions of any other applicable laws).

For the avoidance of doubt, the releases provided for in this Section 11.14 shall extend solely to the use and practice of the Core Patents with respect to Intel Licensed Products.

11.15 No Punitive, Exemplary, or Consequential Damages. Except as expressly set forth herein, the parties hereto understand and agree that under no circumstances shall punitive, exemplary or consequential damages be available to any party for breach of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PATRIOT SCIENTIFIC CORPORATION, a
Delaware corporation

By:_____________________________________________
Name:___________________________________________
Title:____________________________________________

TECHNOLOGY PROPERTIES LIMITED INC., a
California corporation

By:_____________________________________________
Name:___________________________________________
Title:____________________________________________

CHARLES H. MOORE, an individual

___________________________________________

EXHIBIT A

TOWNSEND AND TOWNSEND AND CREW LLP
ROGER L. COOK (State Bar No. 55208)
ERIC P. JACOBS (State Bar No. 88413)
IRIS SOCKEL MITRAKOS (State Bar No. 190162)
Two Embarcadero Center, Eighth Floor
San Francisco, California 94111
Telephone: (415) 576-0200
Facsimile: (415) 576-0300

Attorneys for Defendants Technology Properties, Ltd.

and Daniel E. Leckrone

HENNEMAN & SAUNDERS
F. ERIC SAUNDERS (State Bar No. 87686)
3081 Ponderosa Road
P.O.Box 2215
Arnold, CA 95223
Telephone: (209) 795-6650
Facsimile: (209) 795-6659

Attorney for Defendant Charles H. Moore

UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

PATRIOT SCIENTIFIC CORPORATION, Plaintiff, v. CHARLES H. MOORE, TECHNOLOGY PROPERTIES LTD., and DANIEL E. LECKRONE, Defendants.	Case No. C 04 0618 JF (HRL) E-FILING CASE STIPULATED FINAL JUDGMENT

IT IS HEREBY ORDERED, ADJUDGED, and DECREED as follows:

Plaintiff Patriot Scientific Corporation ("Patriot"), on one hand, and Defendants Charles H. Moore ("Moore"), Technology Properties, Ltd. ("TPL") and Daniel E. Leckrone ("Leckrone"), on the other hand, hereby stipulate and agree as follows:

1. Patriot, Moore, and TPL, among others, have entered into a series of negotiated agreements, pursuant to which Patriot, Moore, and TPL have agreed to settle all litigation among them on the terms and conditions contained in that certain Master Agreement by and among Patriot, TPL and Moore, dated as of June 1, 2005.

2. Pursuant to the terms of the Master Agreement referred to above, the settlement of the litigation among Patriot, Moore, and TPL, as well as the transactions contemplated by the Master Agreement, will not become effective unless and until this Stipulated Final Judgment is executed by all of the parties hereto and filed with the Court.

3. Patriot, Moore, and TPL desire to settle all litigation among them through this Stipulated Final Judgment and the negotiated agreements, and have all right, power, and authority to do so, as well as to enter into the Master Agreement and related documents and effectuate the transactions contemplated thereby in furtherance of the terms of this Stipulated Final Judgment and the negotiated agreements.

4. In connection therewith, Patriot's Third Amended Complaint seeking a declaration as to inventorship and ownership of United States Patent Number 5,809,336 (the "'336 Patent") shall be and hereby is dismissed with prejudice.

5. Final judgment shall be and hereby is entered in favor of Defendants Moore, TPL and Leckrone on Defendants' Counterclaims for a declaration that Moore is at least a co-inventor and TPL is at least a co-owner of the '336 Patent and U.S. Patent Nos. 6,598,148 ("'148 Patent"), 5,440,749 ("749 Patent"), 5,530,890 ("'890 Patent"), 5,604,915 ("'915 Patent"), 5,659,703 ("'703 Patent") and 5,784,584 ("'584 Patent").

6. Patriot waives any and all right to appeal from this Stipulated Final Judgment.

7. Each party shall bear its own attorneys' fees and costs in connection with this action.

8. This Court shall retain jurisdiction over this action for the purposes of enforcing, construing, clarifying, and modifying this Stipulated Final Judgment.

9. The Clerk of the Court is directed to give notice of entry of this Stipulated Final Judgment pursuant to Rule 77(d) of the Federal Rules of Civil Procedure.

[remainder of page intentionally blank]

DATED: June __, 2005
TOWNSEND and TOWNSEND and CREW LLP

By:__________________________________________
Roger L. Cook
Attorneys for Defendants
Technology Properties Ltd. and Daniel E. Leckrone
DATED: June __, 2005
HENNEMANN & SAUNDERS

By:__________________________________________
F. Eric Saunders
Attorney for Defendant Charles H. Moore

DATED: June __, 2005

By:__________________________________________
Carlton Johnson
Attorney for Plaintiff
Patriot Scientific Corporation

IT IS SO ORDERED

DATED: June __, 2005
__________________________________________
UNITED STATES DISTRICT COURT JUDGE

EXHIBIT B

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

[P-NEWCO],

A DELAWARE LIMITED LIABILITY COMPANY

Page

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	FORMATION OF LIMITED LIABILITY COMPANY	7
2.1	Formation	7
2.2	Name; Principal Place of Business	7
2.3	Registered Office and Registered Agent	7
2.4	Agreement; Effect of Inconsistencies With the Act or the Code	7
2.5	Business	8
2.6	Term	8
2.7	Qualification	8

ARTICLE 3	MEMBERSHIP	8
3.1	Members	8
3.2	Representations and Warranties	9
3.3	Incorporation of Representations and Warranties	9
3.4	Resignation or Withdrawal of a Member.	10
3.5	Effect of Certain Events on Membership.	10
3.6	Restrictions on Transfers of Interests	10
3.7	No Authority as Agent	11

ARTICLE 4	MANAGEMENT	11
4.1	Management of the Company by Management Committee	11
4.2	Appointment of Management Committee.	11
4.3	Responsibilities of the Management Committee	13
4.4	Officers	13
4.5	Liability of Committee Members and Officers	14
4.6	Records, Audits and Reports	14

ARTICLE 5	CAPITAL CONTRIBUTIONS	15
5.1	Initial Capital Contributions	15
5.2	Percentage Interests	15
5.3	Working Capital Contributions.	15
5.4	Failure to Make Contributions	15
5.5	Capital Accounts	16

ARTICLE 6	DISTRIBUTIONS, ALLOCATIONS AND TAX MATTERS	17
6.1	Application of Gross Cash Proceeds.	17
6.2	Allocation of Net Profits	18
6.3	Allocation of Net Losses	18
6.4	General Rules for Allocations	18
6.5	Special Allocations to Capital Accounts.	18
6.6	Tax Allocations; Section 704(c) of the Code.	19
6.7	Tax Matters Member.	20
6.8	Section 754 Election	20
6.9	Returns and Other Elections	20
6.10	Partnership Tax Treatment	21

ARTICLE 7	INDEMNIFICATION AND LIMITATION OF LIABILITY	21
7.1	Indemnification.	21
7.2	Limitation of Liability	22
7.3	Savings Clause	22

ARTICLE 8	DISSOLUTION AND WINDING UP	23
8.1	Dissolution	23
8.2	Winding Up	23
8.3	Reversion of Rights	23
8.4	Order of Payment Upon Liquidation	23
8.5	Antecedent Activities.	23
8.6	Limitations on Payments Made in Dissolution	24
8.7	Certificate of Cancellation	24
8.8	Effect of Filing Certificate of Cancellation	24

ARTICLE 9	MISCELLANEOUS	24
9.1	Amendment	24
9.2	Governing Law and Severability	25
9.3	Counterparts	25
9.4	Titles and Subtitles	25
9.5	Notices	25
9.6	Entire Agreement	25
9.7	Power of Attorney	26
9.8	Related Party Transactions	26
9.9	Dispute Resolution	26
9.10	No Partition	26
9.11	Bankruptcy	26

SCHEDULE 1 - INITIAL CAPITAL CONTRIBUTIONS

SCHEDULE 2 - PERCENTAGE INTERESTS

EXHIBIT A - CONSENT OF CHARLES H. MOORE TO LIMITED LIABILITY OPERATING AGREEMENT OF P-NEWCO, A DELAWARE LIMITED LIABILITY COMPANY

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT FOR
[P-NEWCO],
A DELAWARE LIMITED LIABILITY COMPANY

This Limited Liability Company Operating Agreement (this “Operating Agreement”) of [P-Newco], a Delaware limited liability company (the “Company”), is made as of June 7, 2005, by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (“Patriot”), and TECHNOLOGY PROPERTIES LIMITED INC., a California corporation (“TPL”) (collectively, the “Members”).

RECITALS

WHEREAS, Patriot has formed the Company as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended (the “Act”), for the purposes of effecting the transactions contemplated by the Master Agreement (as defined below);

WHEREAS, prior to the capital contributions and the issuance of the Percentage Interests described in Article 5 hereof, Patriot has been the sole member of the Company;

WHEREAS, the Members wish to enter into this Operating Agreement to provide for the structure, governance and operation of the Company.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

The following terms shall have the meanings set forth below for purposes of this Operating Agreement:

“Act” means the Delaware Limited Liability Company Act.

“Active Potential Licensees” has the meaning set forth in Section 6.2 of the Master Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Member for any taxable year or other period, the deficit balance, if any, in such Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of Treasury Regulation Section 1.704-2(g)(1) and in Treasury Regulation Section 1.704-2(i); and (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Gross Cash Proceeds” means Gross Cash Proceeds minus TPL Direct Reimbursable Expenses.

“Affiliate”, with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this Operating Agreement, “control” (including with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Annual Business Plan” means, for any Fiscal Year, the Company’s annual financial and operating plan and budget for such Fiscal Year as formally approved by the Management Committee, as such financial and operating plan and budget may be amended from time to time by the Management Committee.

“Antecedent Activities” means active negotiations with parties identified as Active Potential Licensees pursuant to Section 6.2 of the Master Agreement..

“Applicable Law” means any domestic or foreign, federal, state or local statute, law, common law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, permit or other requirement of any Governmental Authority.

“Book Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)The initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset (not reduced by any associated liabilities), as agreed to by the contributing Member and the Management Committee;

(b)The Book Value of the property of the Company shall be adjusted to equal its gross fair market value, as determined by the Management Committee, as of the following times: (i) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1 (b)(2)(ii)(g); and (iv) any other instance in which such adjustment is permitted under Treasury Regulation Section 1.704-1(b)(2)(iv); provided, however, that adjustments pursuant to clauses (i), (ii), and (iv) above shall be made only if the Management Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(c)The Book Value of any property distributed to a Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Management Committee.

The Book Value of any property which has been established or adjusted to reflect gross fair market value hereunder shall thereafter be adjusted by depreciation as provided in Treasury Regulation

Section 1.704-1(b)(2)(iv)(g) and any other adjustment to the value of such property other than depreciation or amortization.

“Capital Account” means, with respect to any Member, the capital account maintained by the Company for such Member in accordance with Section 5.5.

“Change of Control” means (a) the merger or consolidation of Patriot with or into another corporation in which Patriot is not the surviving entity, or a reverse triangular merger, or similar transaction, in which Patriot is the surviving entity but the shares of Patriot’s capital stock outstanding immediately prior to the merger are converted into other property, whether in the form of securities, cash, or otherwise, and as a result of which the outstanding capital stock of Patriot prior to such transaction represents less than a majority of the outstanding capital stock of Patriot or the acquirer or successor following such transaction, (b) any sale or transfer of all or substantially all of Patriot’s assets to any other Person, or (c) the sale or transfer of shares of Patriot’s capital stock, warrants, options or instruments convertible into capital stock of Patriot and as a result of which the outstanding capital stock of Patriot on a fully diluted basis assuming conversion of all outstanding instruments convertible into shares of Patriot’s capital stock prior to such transaction represents less than a majority of the outstanding capital stock of Patriot or the acquirer or successor following such transaction.

“Certificate of Formation” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware on June [__], 2005, as the same may be amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal tax statute enacted after the date of this Operating Agreement.

“Commercialization Agreement” means that certain Commercialization Agreement, dated as of the date hereof, by and among Patriot, TPL and the Company.

“Company” has the meaning set forth in the Preamble.

“Company Expenses” means any direct operating expenses of the Company as may be approved by the Management Committee, including any fees or other compensation payable to the Managers or for expenses related to the preparation of Company financial statements, tax reporting and the maintenance of a bank account in the name of the Company, and other similar administrative expenses.

“Company Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulation Section 1.704-2(d).

“Damages” means all demands, claims, actions or causes of action, assessments, losses (including reasonably foreseeable lost profits), damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds and proceeds from related third party indemnification, contribution or similar claims actually received), including (a) interest at a rate equal to 200 basis points above the prime rate, as in effect from time to time, of Citibank, N.A., on cash disbursements in respect of any of the foregoing, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, (b) reasonable costs, fees and expenses of such Person’s Representatives and (c) any reasonable costs, fees and expenses incurred in connection with investigating, defending against, or settling any such claims.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to the Initial Capital Contributions, the fair market value of such asset as determined by the Members.

“Fiscal Year” means (i) any twelve (12) month period commencing on June 1 and ending on May 31, or (ii) any portion of the period described in clause (i) of this sentence for which the Company is required to allocate Net Profits, Net Losses and other items of Company income, gain, loss or deduction pursuant to Article VI, as the case may be.

“Governmental Approval” means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Gross Cash Proceeds” means all cash proceeds received pursuant to licenses, judgments, settlements and other payments with respect to the right to make, have made, use, sell, and import products utilizing the MSD Patents.

“Indemnitees” means the Members, Managers, officers and employees of the Company, as well as their respective Representatives, entitled to indemnification by the Company pursuant to Article VII.

“Independent Manager” has the meaning set forth in Section 4.2(c).

“Initial Capital Contributions” has the meaning set forth in Section 5.1.

“Initial Working Capital Contribution” means the Two Million Dollars ($2,000,000) payable by each of Patriot and TPL, in the aggregate amount of Four Million Dollars ($4,000,000), due upon the execution of this Operating Agreement.

“JAMS” has the meaning set forth in Section 4.2(c).

“Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any schedule to the Master Agreement or this Operating Agreement.

“Lien” means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

“Liquidator” has the meaning set forth in Section 8.2.

“Management Committee” has the meaning set forth in Section 4.1.

“Manager” means a member of the Management Committee.

“Master Agreement” means that certain agreement, dated as of May [27], 2005, by and between Patriot and TPL.

“Member Minimum Gain” means the Company’s “partner nonrecourse debt minimum gain” as defined in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” means “partner nonrecourse deductions” as defined in Treasury Regulation Section 1.704-2(i)(2).

“Members” has the meaning set forth in the Preamble.

“MSD Patents” means those microprocessor science and design patents identified on Schedule 1 to the Master Agreement.

“Net Cash Proceeds” has the meaning set forth in Section 6.1(a)(v).

“Net Profit” or “Net Loss” means, for any Accounting Period, the amount, computed as of the last day thereof, of the net income or loss of the Company determined in accordance with federal income tax principles (but without requiring any items to be stated separately pursuant to Code Section 703), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax shall be included in the computation of Net Profit or Net Loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(i) shall be included in the computation of Net Profit or Net Loss;

(c) Any adjustment in the Book Value of property in accordance with this Agreement and pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or (g) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss (to the extent such adjustment is not already reflected in the Capital Accounts of the Members);

(d) In any situation in which an item of income, gain, loss or deduction is affected by the adjusted tax basis of property, the Book Value of the property shall be used in lieu of adjusted basis (notwithstanding that the adjusted tax basis of such property may differ from its Book Value), and in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation for the taxable year or other period as determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and

(e) Any items of income, gain, deduction and loss specially allocated pursuant to Section 6.6 of this Agreement shall not be considered in determining Net Profit or Net Loss.

“Newco Licenses” means the P-Newco License and the T-Newco License.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1).

“Operating Agreement” has the meaning set forth in the Preamble.

“Patriot” has the meaning set forth in the Preamble.

“Patriot Appointee” has the meaning set forth in Section 4.2(a).

“Percentage Interest” means a Member’s percentage interest in the Company, as such Percentage Interest may be adjusted from time to time pursuant to the terms of this Operating Agreement.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, estate or other entity or organization, including a Governmental Authority.

“P-Newco License” means that certain license agreement entered into between Patriot and the Company.

“Proceedings” means any actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person.

“Recovery Event” means the moment at which payment is actually received by Patriot, TPL, or the Company as a result of or in connection with any Antecedent Activities.

“Regulatory Allocations” are those allocations contained in Section 6.5.

“Representatives” means the officers, directors, employees, attorneys, accountants, advisors, representatives and agents of a Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Matters Member” means that Member appointed by the Management Committee with the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

“T-Newco” means a newly formed Delaware limited liability company, wholly owned by TPL.

“T-Newco License” means that certain license agreement entered into between TPL and T-Newco.

“TPL” has the meaning set forth in the Preamble.

“TPL Appointee” has the meaning set forth in Section 4.2(b).

“TPL Direct Reimbursable Expenses” has the meaning set forth in Section 4.2 of the Commercialization Agreement.

“Transfer” has the meaning set forth in Section 3.6.

“Treasury Regulations” means the proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede those regulations.

“Working Capital Contribution” means the amount payable to the Company each Fiscal Year by each of the Members for the Company’s working capital requirements pursuant to Section 5.3.

“Working Capital Fund” means the fund containing the Company’s working capital to be maintained pursuant to Section 5.3(b).

ARTICLE 2
FORMATION OF LIMITED LIABILITY COMPANY

2.1 Formation. Patriot caused the Certificate of Formation of the Company to be filed with the Delaware Secretary of State on June [__], 2005.

2.2 Name; Principal Place of Business. Unless and until amended in accordance with this Operating Agreement and the Act, the name of the Company is “[__________]”. The principal place of business of the Company shall be such place or places as the Management Committee from time to time determines.

2.3 Registered Office and Registered Agent. The Company’s initial registered office shall be at the office of its registered agent at 160 Greentree Drive, Suite 101, Dover, Delaware 19904, and the name of its initial registered agent at such address shall be National Registered Agents, Inc. The registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Act.

2.4 Agreement; Effect of Inconsistencies With the Act or the Code. It is the express intention of the Members that this Operating Agreement, together with the Exhibits and Schedules, shall be the sole source of agreement of the parties with respect to the structure, governance and the operation of the Company and, except to the extent a provision of this Operating Agreement expressly incorporates federal income tax rules by reference to sections of the

Code or Treasury Regulations or is expressly prohibited or ineffective under the Act, this Operating Agreement shall govern the structure and operation of the Company, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent that any provision of this Operating Agreement is prohibited or ineffective under the Act, this Operating Agreement shall be deemed to be amended to the smallest degree possible in order to make this Operating Agreement effective under the Act in accordance with the intent of the parties. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Operating Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. Each of the Members shall be entitled to rely on the provisions of this Operating Agreement, and none of the Members shall be liable to the Company or to any of the other Members for any action or refusal to act taken in good faith reliance on the terms of this Operating Agreement. The Members hereby agree that the duties and obligations imposed on the Members as such shall be those set forth in this Operating Agreement, which is intended to govern the relationship among and between the Company and the Members, notwithstanding any provision of the Act or common law to the contrary.

2.5 Business. The purpose of the Company is to engage in any activity for which a limited liability company may be organized under the Act.

2.6 Term. The term of the Company commenced upon the filing of the Certificate of Formation with the Delaware Secretary of State on June [__], 2005 and shall continue until the Company’s dissolution in accordance with Article VIII of this Operating Agreement.

2.7 Qualification. The Management Committee shall cause the Company to be qualified or registered, if and to the extent required, under the applicable laws of any jurisdiction in which such registration may be required, and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

ARTICLE 3
MEMBERSHIP

3.1 Members. The names and addresses of the Members are as follows:

Patriot Scientific Corporation	10989 Via Frontera San Diego, California 92127
Technology Properties Limited Inc.	21730 Stevens Creek Boulevard, Suite 201 Cupertino, California 95014

3.2 Representations and Warranties. Each Member hereby represents and warrants to the Company and the other Member as follows:

(a) Such Member is either an individual or a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted;

(b) Such Member has all requisite power and authority to execute and deliver this Operating Agreement and to perform its obligations hereunder. The execution and delivery by such corporate Member of this Operating Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Operating Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligations of such Member, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally;

(c) The execution, delivery and performance by such Member of this Operating Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of such Member, in each case as amended through the date hereof, (ii) conflict with, result in a breach of or constitute (or, with the giving of notice or lapse of time, or both, constitute) a default under, or require the approval or consent of any Person pursuant to, any material agreement, instrument or other document to which such Member is a party or by which it or its properties or assets is bound, or (iii) violate any material provision of any statute, rule or regulation applicable to such Member or binding on it or any of its assets, or (iv) except as set forth in the Newco Licenses, result in the creation or imposition of any Lien on the MSD Patents.

(d) Such Member is acquiring its Percentage Interest for investment purposes and not with a view to the resale or distribution thereof;

(e) Such Member understands and acknowledges that such Member’s Percentage Interest has not been registered under the Securities Act or any state securities or blue sky laws and may not be sold unless registered under the Securities Act and qualified under applicable state securities or blue sky laws or such sale is made pursuant to an exemption from such registration and qualification requirements;

(f) The limitations on Transfer contained in Section 3.6 create an economic risk that such Member is capable of bearing; and

(g) Such Member is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

3.3 Incorporation of Representations and Warranties. Each of Patriot and TPL hereby reaffirms the representations and warranties made by such Member in the Master Agreement as if such representations and warranties were set forth fully herein.

3.4 Resignation or Withdrawal of a Member.

(a) No Member shall resign from membership in the Company or withdraw their interest in the capital of the Company, except (i) in connection with the dissolution of the Company pursuant to the provisions of Article VIII, or (ii) with the prior written consent of all of the other Members.

(b) The resignation of a Member shall not (i) relieve such Member of any of its covenants, agreements, duties, obligations or liabilities under this Operating Agreement whether arising prior to, on, or after the date of such resignation (including, without limitation, any contingent obligations based on acts or omissions occurring, or liabilities or obligations incurred, prior to, on or after the date of such resignation), or (ii) directly or indirectly result in the termination of, or relieve such Member (or any Affiliate thereof) of, or otherwise affect, any of the covenants, agreements, duties, obligations or liabilities of such Member (or any Affiliate thereof) under any other agreement to which such Member is a party.

3.5 Effect of Certain Events on Membership.

(a) Bankruptcy, Foreclosure, or Other Similar Event. In the event of a Member’s bankruptcy, or the foreclosure upon or other similar proceeding with respect to that Member’s interest in the MSD Patents or that Member’s Percentage Interest:

(i)	any and all rights that Member may have under Section 4.2 of this Operating Agreement shall automatically terminate; and

(ii)
any and all rights that Member may have under Sections 2.2.1 and 2.2.2 of the P-Newco License or T-Newco License, as the case may be, shall automatically and without further action by any of the parties thereto be irrevocably transferred to the Company.

(b) Change of Control. In the event of a Change of Control of Patriot or TPL:

(i)	any and all rights Patriot or TPL may have under Section 4.2 of this Operating Agreement, as the case may be, shall automatically terminate; and

(ii)
Patriot or TPL’s rights under Sections 2.2.1 and 2.2.2 of the P-Newco License or T-Newco License, as the case may be, shall automatically and without further action by any of the parties thereto be irrevocably transferred to the Company.

3.6 Restrictions on Transfers of Interests. Except as provided in Section 5.4, no Member shall sell, assign, pledge, mortgage or otherwise dispose of or transfer (a “Transfer”) its Percentage Interest in the Company, whether in whole or in part, without the consent of the Management Committee, which consent may be withheld for any or for no reason.

3.7 No Authority as Agent. Except as may be authorized by the Management Committee, or as set forth in the Commercialization Agreement, no Member shall have the authority in its or his capacity as a Member to enter into any transaction on behalf of the Company or to otherwise bind the Company.

ARTICLE 4
MANAGEMENT

4.1 Management of the Company by Management Committee. The business and affairs of the Company shall be managed by a management committee (the “Management Committee”) consisting of three (3) Managers, which number may not be changed without the written consent of the Members holding at least seventy-five percent (75%) of the Percentage Interests.

4.2 Appointment of Management Committee.

(a) Patriot Appointment. Patriot shall have the right to appoint one (1) Manager to the Management Committee (the “Patriot Appointee”).

(b) TPL Appointment. TPL shall have the right to appoint one (1) Manager to the Management Committee (the “TPL Appointee”).

(c) Independent Manager. The Patriot Appointee and the TPL Appointee shall work together in good faith to appoint a mutually acceptable third Manager (the “Independent Manager”). In the event that the Patriot Appointee and the TPL Appointee are unable to appoint a mutually acceptable Manager within 10 days of the resignation or removal of the Independent Manager, either party may apply to the Judicial Arbitration and Mediation Service (“JAMS”) in Santa Clara County, or the nearest county thereto, if necessary, for the appointment of the Independent Manager, and JAMS shall select the Independent Manager from a list of no more than three persons submitted by each party. All costs associated with the selection of the Independent Manager by JAMS pursuant to this Section 4.2(c) shall be paid by the Company.

(d) Term of Service. Each Manager (other than the Independent Manager) will serve until his or her death or resignation from the Management Committee, or until his or her removal from the Management Committee by the Member who appointed him or her. The Independent Manager shall serve a five (5) year term (subject to earlier removal as provided below).

(e) Initial Managers.  The initial Managers are as follows:

Patriot Appointee	David H. Pohl
TPL Appointee	Daniel E. Leckrone
Independent Manager	Robert K. Neilson

(f) Meetings; Place of Meetings; Telephonic Participation. Meetings of the Management Committee may be held at such times and places within or without the State of Delaware as the Management Committee may from time to time designate or as shall be designated by the Manager or Managers calling the meeting in the notice or waiver of notice of any such meeting. Regular meetings of the Management Committee shall be held not less than once during every calendar quarter. Special meetings of the Management Committee shall be held whenever called by one or more Managers. Notice of the time, place and purpose of each such special meeting shall be sent by facsimile transmission or electronic mail or be delivered personally or mailed to and received by each Manager not less than seventy-two (72) hours before the time at which the meeting is to be held. Notice of any meeting of the Management Committee shall not be required to be given to any Manager who waives such notice in writing or who is present at such meeting, except a Manager who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. At the request of any Manager, any or all Managers may participate telephonically in any meeting of the Management Committee so long as all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including by electronic transmission as permitted by Section 18-302 of the Act), setting forth the action so taken, shall be signed or delivered by all Managers. Such written (or electronically transmitted) consent shall be filed with the minutes of proceedings of the Management Committee.

(g) Quorum. Two (2) Managers must be present at a meeting of the Management Committee to establish a quorum for the transaction of business.

(h) Majority Vote. All actions to be taken by the Management Committee shall require the affirmative vote of at least two (2) of the three (3) Managers.

(i) Resignation; Removal; Vacancies; Compensation.

(i)
Resignation. A Manager may resign at any time by giving written notice to the Members. The resignation of a Manager shall take effect upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

(ii)
Removal. The Patriot Appointee to the Management Committee may be removed only by Patriot, with or without cause. The TPL Appointee to the Management Committee may be removed only by TPL, with or without cause. The Independent Manager may be removed at any time, with or without cause, by written consent of the Members holding at least seventy-five percent (75%) of the Percentage Interests.

(iii)
Vacancies. Vacancies on the Management Committee shall be filled by the Member who originally appointed the vacating Manager, or, in the case of the Independent Manager, pursuant to Section 4.2(c) of this Operating Agreement.

(iv)
Compensation. No Manager other than the Independent Manager (in the Members’ discretion) shall be eligible to receive separate compensation from the Company for his or her services on the Management Committee; provided, however, that the Managers shall be reimbursed by the Company for the reasonable and actual costs incurred in attending and participating in any meetings of the Management Committee and other costs and expenses reasonably related to fulfilling the duties and obligations of a Manager hereunder.

4.3 Responsibilities of the Management Committee. The Management Committee shall have the responsibility, on behalf of the Company:

(a) To approve the Annual Business Plan, as well as any modifications thereto.

(b) To make any distributions to Members pursuant to Article VI.

(c) To make any filings with any Governmental Authority on behalf of the Company.

(d) To purchase liability and other insurance to protect the Company’s properties and business and to purchase liability insurance to indemnify or otherwise protect the Members, Managers, officers and employees of the Company.

(e) To make certain decisions regarding tax matters pursuant to the terms of this Operating Agreement.

(f) To approve the execution by TPL pursuant to the Commercialization Agreement of any license agreement, infringement claim settlement or other agreement with respect to the MSD Patents, the proposed terms of which do not fall within the guidelines for allowable license agreements and infringement claim settlements set forth in Exhibit C to the Commercialization Agreement.

(g) To approve any modifications, amendments or waivers of the Commercialization Agreement, and any of the license or other agreements referred to therein to which the Company is a party.

(h) To take or authorize such other actions on behalf of the Company as are consistent with Applicable Law and the fiduciary duties of the Managers and the Members.

4.4 Officers. The Company shall have a President and Treasurer and such other officers as the Management Committee may determine. Any officer except the President and the Treasurer may hold more than one office concurrently. Except as set forth herein, the officers shall serve at the pleasure of the Management Committee. The Management Committee may determine a reasonable compensation to be paid to each officer so appointed. The officers shall exercise such powers as shall be determined or delegated from time to time by the Management Committee.

(a) President. The Company shall have a President with primary responsibility for and active charge of the management and supervision of the Company’s business and affairs. The President may execute in the name of the Company license agreements, settlement agreements, checks and other similar documents and instruments to the extent that such execution is consistent with and in furtherance of the Annual Business Plan, as well as such other documents and instruments otherwise authorized for execution by the Management Committee. For as long as the Commercialization Agreement is in effect, Robert K. Neilson shall be President of the Company.

(b) Treasurer. The Company shall have a Treasurer as the principal financial officer and principal accounting officer of the Company who shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The initial treasurer shall be [__________].

4.5 Liability of Committee Members and Officers. The Managers and the officers shall not be liable to the Company or to any Member for any Damages suffered or sustained by the Company or any Member, as the case may be, unless the Damage results from the fraud, deceit, gross negligence, willful misconduct, breach of fiduciary duty, a knowing violation of law by a specific Manager or officer or a material breach of such Manager’s or officer’s obligations under this Operating Agreement, in which event only the Manager or officer who engaged in such conduct or behavior (and no other Manager or officer) shall be liable for the full extent of Damages suffered or sustained to the full extent permitted pursuant to this Agreement or provided by Applicable Law.

4.6 Records, Audits and Reports. At the expense of the Company, proper and complete records and books of account shall be kept or shall be caused to be kept by the Management Committee (or a designee thereof) in which shall be entered fully and accurately all transactions and other matters relating to the Company’s business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive offices of the Company and shall be open to the inspection and examination of the Members or their duly authorized agents during business hours. At a minimum, the Company shall keep at its principal place of business:

(a) A current list of the full name and last known business, residence or mailing address of each Member and Manager;

(b) A copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(c) Copies of the Company’s federal, state and local income tax returns and reports, if any, for the four most recent years;

(d) A copy of this Operating Agreement, as amended to date, any correspondence relating to any Member’s obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years; and

(e) Minutes of every meeting of the Management Committee, or any written consents of the Managers obtained in lieu of a meeting.

The Management Committee shall maintain and preserve, during the term of the Company and for a period of five years thereafter, all accounts, books and other relevant Company documents.

ARTICLE 5
CAPITAL CONTRIBUTIONS

5.1 Initial Capital Contributions. Concurrently with the execution hereof, Patriot and TPL shall enter into the P-Newco License, TPL and T-Newco shall enter into the T-Newco License, T-Newco shall merge with and into the Company and each of the Members shall make the capital contributions set forth on Schedule 1 hereto (collectively, the “Initial Capital Contributions”). The Initial Capital Contributions to the Company of each Member shall be deemed to have a Fair Market Value as set forth opposite such Member’s name on Schedule 1 hereto.

5.2 Percentage Interests. Upon making its Initial Capital Contribution, and as a result of the merger contemplated by the Merger Agreement (as defined in the Master Agreement), TPL shall be issued Percentage Interests in the Company such that Patriot will no longer be the sole Member of the Company and the Members shall have the Percentage Interests set forth on Schedule 2 hereto. Percentage Interests shall for all purposes be personal property. A Member has no interest in specific property of the Company.

5.3 Working Capital Contributions.

(a) Initial Working Capital Contribution. On the date hereof, Patriot and TPL shall each make an Initial Working Capital Contribution to the Company of Two Million Dollars ($2,000,000), for an aggregate Initial Working Capital Contribution of Four Million Dollars ($4,000,000).

(b) Future Working Capital Contributions. At any time during the Fiscal Year at the discretion of the Management Committee, Patriot and TPL shall be obligated to make Working Capital Contributions in equal amounts in order to maintain a Working Capital Fund of not more than Eight Million Dollars ($8,000,000), and then only to the extent necessary to bring the balance of the Working Capital Fund to Eight Million Dollars ($8,000,000), provided, however, that neither TPL nor Patriot shall be required to contribute more than Two Million Dollars ($2,000,000) in any Fiscal Year.

Except as provided in this Section 5.3, no Member shall be obligated to make any contribution of capital to the Company.

5.4 Failure to Make Contributions. The failure of Patriot or TPL to make Working Capital Contributions when due pursuant to Section 5.3 shall result in the following adjustments to that Member’s Percentage Interest:

(a) For each One Dollar ($1) that is not contributed by Patriot or TPL when due pursuant to Section 5.3, one hundred thousandth of a percent (0.00001%) of the outstanding Percentage Interests of the Company shall be deducted from that Member’s Percentage Interest and transferred to the other Member. As an example, if a Member failed to contribute One Million Dollars ($1,000,000) when due pursuant to Section 5.3, ten percent (10%) of the outstanding Percentage Interests of the Company would be deducted from that Member’s Percentage Interest and transferred to the other Member.

(b) In the event that Patriot’s Percentage Interest falls below twenty-five percent (25%), Patriot shall lose the right to appoint the Patriot Appointee pursuant to Section 4.2(a), and TPL shall have the right to appoint the Patriot Appointee, such that TPL shall have the right to appoint two (2) of the three (3) Managers. In the event that TPL’s Percentage Interest falls below twenty-five percent (25%), TPL shall lose the right to appoint the TPL Appointee pursuant to Section 4.2(b), and Patriot shall have the right to appoint the TPL Appointee, such that Patriot shall have the right to appoint two (2) of the three (3) Managers.

5.5 Capital Accounts. A separate Capital Account shall be established and maintained for each Member.

(a) Each Member’s Capital Account will be increased by:

(i)	The Initial Capital Contribution by the Member to the Company pursuant to Section 5.1;

(ii)	The Working Capital Contributions by the Member to the Company pursuant to Section 5.3; and

(iii)	Each Member’s pro rata allocation of the Company’s and each Member’s contributions to the Working Capital Fund.

(b) Each Member’s Capital Account will be decreased by:

(i)	The amount of Net Cash Proceeds distributed to the Member by the Company;

(ii)	The Fair Market Value of property distributed to the Member by the Company; and

(iii)	Allocations to the Member of Net Losses.

(c) The manner in which Capital Accounts are to be maintained pursuant to this Section 5.5 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If, in the opinion of the Management Committee after consultation with the Company’s accountants, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 5.5 should be modified to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then, notwithstanding anything to the contrary contained in the preceding provisions of this Section 5.5, the method in which Capital Accounts are maintained shall be so modified without any approval of the Management Committee; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between the Members.

(d) No Member shall have any liability to restore all or any portion of a deficit balance in the Member’s Capital Account.

ARTICLE  6
DISTRIBUTIONS, ALLOCATIONS AND TAX MATTERS

6.1 Application of Gross Cash Proceeds.

(a) Application of Gross Cash Proceeds. Within sixty (60) days after the close of each of the Company’s fiscal quarters, the Company shall apply and distribute Gross Cash Proceeds in accordance with the following schedule of priorities:

(i)
First, for the payment to TPL (or, in the case of any payment to satisfy the obligations of the Company under Section 4.2 of the Commercialization Agreement, directly to the Person identified by TPL) in satisfaction of the Company’s payment obligations under Sections 4.2 and 4.3 of the Commercialization Agreement;

(ii)	Next, to the payment of any Company Expenses;

(iii)	Next, for the Working Capital Fund until the Working Capital Fund equals Eight Million Dollars ($8,000,000);

(iv)	Next,

(1)	for payment to Patriot of an amount equal to ten percent (10%) of the Gross Cash Proceeds until Patriot shall have received Twenty Million Dollars ($20,000,000); and

(2)
for payment to TPL of an amount equal to fifteen percent (15%) of the Adjusted Gross Cash Proceeds minus any amounts previously advanced to TPL (and not previously credited against payments to TPL hereunder) pursuant to Section 4.3 of the Commercialization Agreement; and

(v)	Finally, the remaining Gross Cash Proceeds (such remaining amount, the “Net Cash Proceeds”) to the Members according to their respective Percentage Interests.

In the event that funds sufficient to satisfy the payments required to be made pursuant to subsections (iv)(a) and (iv)(b) above are unavailable, such payment obligations shall be pari passu, and any unpaid amounts thereof shall be paid from Gross Cash Proceeds subsequently received by the Company.

(b) Distribution of Company Property. Company property shall be distributed only pursuant to Article VIII.

(c) Withholdings. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Members pursuant to this Section 6.1.

6.2 Allocation of Net Profits. Subject to the provisions of Sections 6.4 and 6.5, Net Profits for any Fiscal Year or other period shall be allocated to the Members according to their Percentage Interests.

6.3 Allocation of Net Losses. Subject to the provisions of Sections 6.4 and 6.5, Net Losses for any Fiscal Year or other period shall be allocated to the Members according to their Percentage Interests.

6.4 General Rules for Allocations. The rules of this Section 6.4 shall govern all allocations under this Article:

(a) Except as otherwise provided in this Operating Agreement, an allocation of Net Profits or Net Losses shall be treated as an allocation between the Members of the same share of each item of income, gain, loss and deduction that is taken into account in computing such Net Profits or Net Losses, as the case may be.

(b) If any Member is deemed to have received imputed income with respect to any property licensed or otherwise made available to the Company pursuant to this Operating Agreement, the corresponding imputed expenses to the Company arising out of such arrangement shall be specially allocated to such Member.

(c) For purposes of determining the Net Profits or Net Losses allocable to any period, the Net Profits and Net Losses shall be determined on a daily, monthly or other basis, as determined by the Management Committee using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

6.5 Special Allocations to Capital Accounts.

(a) Notwithstanding anything to the contrary contained in this Article 6, if there is a net decrease in Company Minimum Gain or in any Member Minimum Gain during any taxable year or other period, prior to any other allocation pursuant hereto, such Member shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Sections 1.704-2(f) or 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2.

(b) Nonrecourse Deductions for any taxable year or other period shall be allocated (as nearly as possible) under Treasury Regulation Section 1.704-2 to the Members, pro rata in proportion to their respective Percentage Interests.

(c) Any Member Nonrecourse Deductions for any taxable year or other period shall be allocated to the Member that made, or guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i).

(d) Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases a negative balance in his or its Capital Account shall be allocated items of income and gain sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

(e) No allocation or loss or deduction shall be made to any Member if, as a result of such allocation, such Member would have an Adjusted Capital Account Deficit. Any such disallowed allocation shall be made to the Members entitled to receive such allocation under Treasury Regulation Section 1.704 in proportion to their respective Percentage Interests. If losses or deductions are reallocated under this subsection 6.5(e), subsequent allocations of income and losses (and items thereof) shall be made so that, to the extent possible, the net amount allocated under this subsection 6.5(e) equals the amount that would have been allocated to each Member if no reallocation had occurred under this subsection 6.5(e).

(f) For purposes of Section 752 of the Code and the Treasury Regulations thereunder, excess nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) shall be allocated to the Members pro rata in proportion to their respective Percentage Interests.

(g) The allocations contained in Sections 6.5(a), 6.5(c), 6.5(d) and 6.5(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1 and 1.704-2. The Regulatory Allocations shall be taken into account in allocating Net Profit and Net Loss and other items of income, gain, loss and deduction among the Members so that to the extent possible, the allocations contained in this Agreement other than the Regulatory Allocations and the Regulatory Allocations made to each Member shall equal the net amount that would have been allocated to each Member had the Regulatory Allocations not occurred. The Management Committee shall take account of the fact that certain of the Regulatory Allocations will occur at a period in the future for purposes of applying this Section 6.5(g).

6.6 Tax Allocations; Section 704(c) of the Code.

(a) Except as otherwise provided in this Section 6.6, for income tax purposes, each item of income, gain, loss, and deduction of the Company shall be allocated among the Members in accordance with the manner in which the equivalent items of Net Profits and Net Losses were allocated under the preceding sections of this Article VI.

(b) In the event the Book Value of a Company asset differs from its adjusted federal income tax basis, then all allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted tax basis of such asset and its Book Value. Such allocations shall be made under the principles of Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder and are intended to eliminate, to the extent possible, disparities that otherwise exist between the balances of the Members’ Capital Accounts, as maintained by the Company, and such balances had the Capital Accounts been maintained in accordance with tax accounting principles. It is intended, for example, that any taxable gain recognized by the Company upon the disposition of property contributed by a Member to the Company shall be allocated to the contributing Member to the extent that the property’s initial Book Value exceeded its adjusted income tax basis on the date of the contribution, with any excess taxable gain being allocated to the Members (including the contributing Member) in a manner that coincides with the corresponding allocation of “book” gain. Any elections, accounting conventions or other decisions relating to such allocations shall be made by the Management Committee in a manner that (i) reasonably reflects the purposes and intention of this Operating Agreement, and (ii) complies with Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder. The Management Committee shall determine the method set forth in Treasury Regulation Section 1.704-3c to be used for allocating such terms.

6.7 Tax Matters Member.

(a) At such time as it deems necessary, the Management Committee shall elect the “Tax Matters Member” of the Company for purposes of Section 6231(a)(7) of the Code. The Tax Matters Member shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

(b) The Tax Matters Member shall, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to the other Members.

6.8 Section 754 Election. The Tax Matters Member may, in its discretion, make, on behalf of the Company, an election in accordance with Section 754 of the Code so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a transfer of a Member’s Percentage Interest within the meaning of Section 743 of the Code. Each Member shall, upon the request of the Tax Matters Member, furnish such information as the Tax Matters Member shall deem necessary or appropriate to give effect to such election.

6.9 Returns and Other Elections. The Chief Financial Officer shall cause the preparation and timely filing all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of those returns, or pertinent information from the returns, shall be furnished to the Members within a reasonable time after the end of the Company’s fiscal year. All elections permitted to be made by the Company under federal or state laws shall be made by the Chief Financial Officer, provided that the Management Committee may direct the Chief Financial Officer to make or refrain from making any tax election.

6.10 Partnership Tax Treatment. The Members expect and intend that the Company shall be treated as a partnership for all federal and state income tax purposes, and the Members agree that they will not: (a) take a position on any federal, state, local or other tax return, or otherwise assert a position, inconsistent with such expectation and intent; or (b) elect for the Company to be treated as an association for tax purposes or do any other act or thing which could cause the Company to be treated as other than a partnership for federal income tax purposes.

ARTICLE 7
INDEMNIFICATION AND LIMITATION OF LIABILITY

7.1 Indemnification.

(a) To the fullest extent permitted by the Act and by law, the Members, Managers, officers and employees of the Company, as well as their respective Representatives (collectively, “Indemnitees”) shall, in accordance with this Section 7.1, be indemnified, protected, held harmless and defended by the Company from and against any and all Damages and Liabilities by reason of their management of, or involvement in, the affairs of the Company, or rendering of advice or consultation with respect thereto, or which relate to the Company, its properties, business or affairs, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company.

(b) If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article 7 in respect of any Damages or Liabilities, such Indemnitee shall give the Company prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee’s right to indemnity hereunder except to the extent that such failure adversely affects the right of the Company to assert all reasonable defenses to such claim. Each such claim for indemnity shall expressly state that the Company shall have only the thirty (30) calendar day period referred to in the next sentence to dispute or deny such claim. The Company shall have thirty (30) calendar days following its receipt of such notice either (y) to acquiesce in such claim and the responsibility to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article 7 by giving such Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Indemnitee written notice of the objection. If the Company does not object thereto within such thirty (30) calendar day period, the Company shall be deemed to have acquiesced in such claim and the responsibility to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article 7.

(c) In connection with any claim which may give rise to indemnity under this Article 7 resulting from or arising out of any claim or Proceeding against an Indemnitee by a

Person that is not a party hereto, the Company may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Company with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee’s right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provide assurances, reasonably satisfactory to such Indemnitee, that the Company will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. The Company shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Company shall have assumed the defense of any claim or Proceeding in accordance with this Section 7, the Company shall not (without the written consent of each Indemnitee) consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, unless such settlement or order shall provide for the unconditional release of all Indemnitees. If the Company has so elected to assume the defense, each Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Representatives to, cooperate fully with the Company in the defense of any claim or Proceeding being defended by the Company pursuant to this Section 7. If the Company does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 7, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, provided that the Indemnitee may not settle such claim or Proceeding without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), and provided further that the Company shall be obligated to pay Indemnitee’s attorneys’ fees and costs promptly as they are incurred in the defense of such claim or Proceeding.

(d) The indemnification provided by this Section 7.1 shall not be deemed to be exclusive of any other rights to which any Person may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in a Person’s official capacity and to action in another capacity.

(e) The Management Committee shall have power to purchase and maintain insurance on behalf of the Company, the Managers, the Members, officers, employees or agents of the Company and any other Indemnitees at the expense of the Company, against any liability asserted against or incurred by them in any such capacity whether or not the Company would have the power to indemnify such Persons against such liability under the provisions of this Operating Agreement.

7.2 Limitation of Liability. The debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company; and, except as provided under the Act, no Manager or Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Manager or Member of the Company.

7.3 Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and hold harmless each Indemnitee or any other person indemnified pursuant to this Article 7 as to costs, charges and expenses (including, without limitation, reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE 8
DISSOLUTION AND WINDING UP

8.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

(a) The written agreement of Members holding at least seventy-five percent (75%) of the Percentage Interests to dissolve the Company; or

(b) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

Except for the foregoing, the Company shall not dissolve on the occurrence of any other event.

8.2 Winding Up. Upon the occurrence of any event specified in Section 8.1, the Management Committee promptly shall notify each of the Members, and the Company shall continue solely for the purpose of, and immediately begin the process of, winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Management Committee shall promptly appoint a Person to act as the liquidator of the Company (the “Liquidator”) who shall be responsible for overseeing the winding up and liquidation of the Company pursuant to the terms of this Operating Agreement. The Liquidator shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

8.3 Reversion of Rights. Upon the occurrence of any event specified in Section 8.1, or upon the valid termination of the Commercialization Agreement by the Company, all of the rights granted by each of Patriot and TPL to the Company pursuant to the P-Newco License and T-Newco License, respectively, shall immediately and without further action by any of the parties thereto revert in their entirety to each of Patriot and TPL, respectively.

8.4 Order of Payment Upon Liquidation. Immediately after the reversion of rights contemplated by Section 8.3 above, payment shall be made in the manner contemplated by Section 6.1.

8.5 Antecedent Activities.

(a) The occurrence of any Recovery Event within twelve (12) months of a Termination Event, as defined in Section 6.2 of the Commercialization Agreement, shall entitle each of the Members to payment of the proceeds of such Recovery Event in accordance with Section 6.1.

(b) The entitlements set forth in Section 8.5(a) shall vest in the Members without further action. All proceeds and incidents of any such Recovery Event shall be transferred by the Member receiving such proceeds within three (3) Business Days (as defined in the Master Agreement) after receipt of such proceeds directly into an independent escrow account approved by Patriot and TPL for distribution pursuant to the terms of this Operating Agreement and the joint instructions of Patriot and TPL.

8.6 Limitations on Payments Made in Dissolution. Each Member shall only be entitled to look to the assets of the Company for the return of its Initial Capital Contribution, Working Capital Contribution and positive Capital Account balance and shall have no recourse for its Initial Capital Contribution, Working Capital Contribution, positive Capital Account balance and/or share of Gross Cash Proceeds (upon dissolution or otherwise) against the Management Committee or any other Member in the event the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Member’s Initial Capital Contribution and positive Capital Account balance.

8.7 Certificate of Cancellation. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed in duplicate and verified by all three (3) Managers, which certificate shall set forth the information required by the Act. Duplicate originals of the certificate of cancellation shall be delivered to the Secretary of State of the State of Delaware.

8.8 Effect of Filing Certificate of Cancellation. Upon the issuance of the certificate of cancellation, the existence of the Company shall cease. The Management Committee shall have the authority to distribute any Company property discovered after dissolution and take such other action as may be necessary on behalf of and in the name of the Company.

ARTICLE 9
MISCELLANEOUS

9.1 Amendment. The Management Committee shall have the duty and authority to amend the Certificate of Formation as and to the extent necessary to reflect any and all changes or corrections necessary or appropriate as a result of any action taken by the Members in accordance with the terms of this Operating Agreement. Members holding at least seventy-five percent (75%) of the Percentage Interests shall have the authority to amend this Operating Agreement. Notwithstanding anything to the contrary set forth herein, neither the Management Committee nor the Members may amend the Certificate of Formation or this Operating Agreement to decrease the Percentage Interest of a

Member, increase the Working Capital Contributions of a Member or the liability of a Member with respect to the Company without the consent of each Member affected thereby.

9.2 Governing Law and Severability. This Operating Agreement shall, in all respects, be construed in accordance with and governed by the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Operating Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Operating Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Operating Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of this Operating Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with the law. All the other terms and provisions of this Operating Agreement shall continue in full force and effect without impairment or limitation.

9.3 Counterparts. This Operating Agreement may be executed simultaneously in multiple counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

9.4 Titles and Subtitles. The headings of this Operating Agreement are inserted for convenience only and shall not constitute a part of this Operating Agreement in construing or interpreting any provision hereof.

9.5 Notices. All notices and other communications required or permitted under this Operating Agreement shall be delivered to the parties at the address appearing on the books of Company, or at such other address that they designate by notice to all other parties in accordance with this section. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of facsimile transmission, on the date on which the sender receives confirmation by facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (d) below; (c) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (d) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

9.6 Entire Agreement. This Operating Agreement, as well as the Stipulated Final Judgment, Master Agreement, Commercialization Agreement and Newco Licenses, constitutes the entire agreement and understanding of the parties with respect to the terms and conditions of the transactions referred to herein and therein and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties relating to such subject matter, other than as provided herein and therein.

9.7 Power of Attorney. By signing this Operating Agreement, each Member designates and appoints the Management Committee as their true and lawful attorney, in his name, place and stead, to make, execute, sign and file such instruments, documents or certificates which may from time to time be required by the laws of the United States of America and the State of Delaware and any political subdivision thereof or any other state or political subdivision in which the Company shall do business to carry out the purposes of this Operating Agreement, except where such action requires the express approval of a Member hereunder. The Management Committee shall provide to the Members copies of all documents executed pursuant to the power of attorney contained in this Section 9.7.

9.8 Related Party Transactions. The Company shall not, without the approval of the Management Committee, engage in any loans, leases, contracts or other transactions with any Manager, officer or key employee of the Company, any member of any such person’s immediate family, including the parents, spouse, children and other relatives of any such person, or any Person controlled by such person, with the exception of the payments to be made to TPL pursuant to Article IV of the Commercialization Agreement.

9.9 Dispute Resolution. All rights and obligations under this Operating Agreement shall be resolved as if all persons and all transactions related to this Operating Agreement had their legal residence, situs, and employment in Santa Clara County, California. Within fifteen (15) days after written notice of the dispute, members of the most senior management of the parties shall meet and exercise their best efforts to resolve any dispute under this Operating Agreement. If the dispute is not resolved to the mutual satisfaction of the parties within thirty (30) days after such notice, the Company, Patriot and TPL shall submit such dispute to expedited binding arbitration before a single arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award, including without limitation injunctive relief, may be entered in any court having jurisdiction. All costs related to such arbitration shall be paid in advance by the Company, including the cost of translating into English all discoverable materials, and of providing contemporaneous translation of all live testimony. All performances due hereunder by the Company, Patriot and TPL shall continue unabated throughout the entire process and a final adjudication in accordance with the terms hereof has been made from which no appeal or review can be undertaken. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration, including without limitation a temporary or preliminary injunctive relief, from a court of appropriate jurisdiction. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

9.10 No Partition. No Member nor any legal successor of a Member shall have the right to partition the property of the Company or any part thereof or interest therein, or to file a complaint or institute any proceeding at law or in equity to partition the property of the Company or any part thereof or interest therein. Each Member, for such Member and such Member’s legal successor, hereby waives any such rights. The Members intend that, during the term of this Operating Agreement, the rights of the Members and their successors in interest, as among themselves, shall be governed solely by the terms of this Operating Agreement and by the Act.

9.11 Bankruptcy. Neither the Management Committee, nor any Manager or Member of the Company, shall be permitted to file a bankruptcy petition on behalf of the Company unless the filing of the bankruptcy petition shall first have been approved in writing by Members holding at least seventy-five percent (75%) of the Percentage Interests of the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the day and year first above written.

PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation By:________________________________________ Its:________________________________________

TECHNOLOGY PROPERTIES LIMITED INC., a California corporation By:________________________________________ Daniel E. Leckron Its: Chairman

SCHEDULE 1

INITIAL CAPITAL CONTRIBUTIONS

MEMBER	CONTRIBUTIONS	AGGREGATE FAIR MARKET VALUE OF CONTRIBUTIONS
Patriot Scientific Corporation	• P-Newco License • $2,000,000
Technology Properties Limited Inc.	• T-Newco License • $2,000,000

SCHEDULE 2

PERCENTAGE INTERESTS

MEMBER	PERCENTAGE INTEREST
Patriot Scientific Corporation	50%
Technology Properties Limited Inc.	50%

EXHIBIT A

CONSENT OF CHARLES H. MOORE
TO
LIMITED LIABILITY OPERATING AGREEMENT
OF
P-NEWCO
A DELAWARE LIMITED LIABILITY COMPANY

Charles H. Moore (“Moore”) does hereby affirm and acknowledge that:

(a) Moore has read and reviewed the accompanying Limited Liability Company Operating Agreement (the “P-Newco Operating Agreement”) for P-Newco, a Delaware Limited Liability Company (“P-Newco”) and is familiar with the contents thereof;

(b) Technology Properties Limited Inc., a California Corporation, has full power and authority to enter into the P-Newco Operating Agreement insofar as it affects the interests of Moore in the microprocessor science and design patents set forth on Schedule 1 to the Master Agreement, to which Moore is a party; and

(c) Moore consents to the P-Newco Operating Agreement.

IN WITNESS WHEREOF, Moore has executed this Consent as of the [__] day of [__________], 2005.

CHARLES H. MOORE

________________________________________

EXHIBIT C

NEWCO LICENSE

This License ("License") is entered into by and between ______________ (“___”) as the Licensor on the one hand, and NewCo as the Licensee ("NewCo") on the other hand, as a part of that certain _________ ("__Ag”) entered into between the parties contemporaneously herewith.

NOW THEREFORE, for and in consideration of the mutual cove-nants herein contained as well as of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is covenanted and agreed by and between the parties hereto that:

1. Subject Matter.

1.1. The patents described in the Schedule of Patents at Attachment I hereof, sometimes collectively referred to as the “Licensed Patents”.

2. Grant of License.

2.1. ____ hereby grants unto NewCo an exclusive, personal, and non-transferable, worldwide right and license:

2.1.1. To grant sublicenses to make, have made, use, sell, and import products utilizing the Licensed Patents; and,

2.1.2. To sue either in its own name or jointly with Licensor if required by law, and to pursue for the use and benefit of NewCo: (i) all remedies of whatsoever kind or nature with respect to the protection, use, and enforcement of the Licensed Patents; (ii) the collection of all claims for damages, profits, and awards relating to the past, present, or future use or ownership of the Licensed Patents; and (iii) all equitable relief available in connection therewith.

2.2. Provided, however, that ___ shall for all purposes be deemed to have retained a non-exclusive, worldwide, irrevocable right and license:

2.2.1 To utilize the Licensed Patents on a royalty-free basis to make, have made, use, sell and/or import products that are designed, manufactured, and sold by ___ under brand names currently owned or subsequently originated and owned by ___; and,

2.2.2. To utilize the Licensed Patents on a royalty-bearing basis to make, have made, use, sell and/or import products that are not designed, manufactured, and sold by ___under brand names currently owned or subsequently originated and owned by ___.

3. Royalty.

3.1. ___ shall be entitled to receive as a royalty under this License that certain portion of the Net Recovery realized from the commercialization of the Licensed Patents which is provided for and payable under the terms of the __ Ag entered into contemporaneously herewith.

3.2. _____ shall pay to NewCo a royalty for all products described in section 2.2.2. which is fair, reasonable, non-discriminatory, and within the terms of NewCo's standard licensing programs then in effect.

4. Dispute Resolution

4.1. All rights and obligations under this Agreement shall be resolved as if all persons and all transactions related to this Agreement had their legal residence, situs, and employment in Santa Clara County, California. Within 15 days after written notice of the dispute, members of the most senior management of the parties shall meet and exercise their best efforts to resolve any dispute under the Agreement. If the dispute is not resolved to the mutual satisfaction of the parties within 30 days after such notice, NewCo shall as requested by ____, either:

4.1.1. Submit such dispute to expedited binding arbitration under the rules of the American Arbitration Association with discovery in general accordance with the Federal Rules of Civil Procedure. All costs related to such Arbitration shall be paid in advance by NewCo, including the cost of translating into English all discoverable materials, and of providing contemporaneous translation of all live testimony; or,

4.1.2. Submit such dispute to the Superior Court of Santa Clara County, California, for resolution by Summary Judgment and/or trial by jury as directed by the said Court.

4.2. At ______'s option, NewCo shall submit any issue of validity to the issuing patent office in a Petition for Reexamination or comparable proceeding. The outcome shall be binding on the parties unless appealed by _______.

4.3. In either case, all performances due hereunder by NewCo shall continue unabated throughout the entire process and a final adjudication in accordance with the terms hereof has been made from which no appeal or review can be undertaken.

5. General.

5.1. In no event shall any right, duty, or privilege arising hereunder be assigned by either party to an entity which it does not own and control, without the prior written consent of the other party. Any attempted or purported assignment without such consent shall be voidable at the option of the non-consenting party.

5.2. Any covenant requiring a party to perform or provide an act or service shall be construed to impose upon such party the burden of the cost thereof unless otherwise provided for herein.

5.3. Section titles are intended only to aid and assist the reader as an index device and are not intended to be descriptive of the contents of the section or to be used for construction or interpretation.

5.4. The failure of any provision of this Agreement by virtue of its being construed as invalid or otherwise unenforceable shall render the entire Agreement cancelable at the option of the party asserting the enforceability of the said provision.

5.5. All notices shall be in writing and effective upon delivery or upon posting by certified mail, return receipt requested, addressed as follows (or such other address as may be hereafter designated):

If to ______:	If to NewCo:
______________________	______________________
(address)	(address)

5.5. This Agreement together with its exhibits and attachments contains the entire agreement between the parties and supersedes any and all other agreements between them relating to the subject matter hereof.

6. Attachments.

6.1. Attachment I: Schedule of Patents

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date of the execution hereof by the last signatory hereto.

____________________________	NEWCO

by ____________________________	by ____________________________
___________________________	__________________________

date: _________________________	date: _______________________

ATTACHMENT I (For ___Ag)
SCHEDULE OF PATENTS

EXHIBIT D

COMMERCIALIZATION AGREEMENT

by and among

P-NEWCO

and

TECHNOLOGY PROPERTIES LIMITED

and

PATRIOT SCIENTIFIC CORPORATION

***	Indicates material omitted pursuant to an application for confidential treatment and that material has been filed separately with the Commission.

EXHIBIT A	GRANT & SCHEDULE OF PATENTS
SCHEDULE 1	SCHEDULE OF PATENTS
SCHEDULE 2	PROJECT DESCRIPTION ***
SCHEDULE 3	SCHEDULE OF OUTSTANDING ACTIVITIES/RIGHTS/CLAIMS

COMMERCIALIZATION AGREEMENT

This Commercialization Agreement (“Commercialization Agreement”) is entered into by and among [P-Newco], a Delaware limited liability corporation (“P-Newco”), Patriot Scientific Corporation, a Delaware corporation (“Patriot”), having its principal place of business at 10989 Via Frontera, San Diego, California 92127, and Technology Properties Limited Inc., a California Corporation (“TPL”), having its principal place of business at 21730 Stevens Creek Boulevard, Ste. 201, Cupertino, California 95014. Capitalized terms used but not defined herein shall have the meanings given to such terms in that certain agreement dated as of June 7, 2005 (the “Master Agreement”).

WHEREAS, Patriot, TPL and Charles H. Moore (“Moore”) collectively hold all rights with respect to certain microprocessor implementation and architecture patents set forth on Schedule 1 (the “MSD Patents”);

WHEREAS, Moore has transferred complete authority for the management of Moore’s rights to the MSD Patents to TPL;

WHEREAS, Patriot, TPL and Moore have entered into the Master Agreement, pursuant to which Patriot and TPL are entering into licenses with P-Newco and T-Newco, respectively, with respect to certain of their rights in the MSD Patents (collectively, the “Newco Licenses”);

WHEREAS, Patriot, TPL, P-Newco and T-Newco have entered into a Merger Agreement, pursuant to which T-Newco merged with and into P-Newco, with P-Newco continuing as the surviving entity and holding all of the rights with respect to the MSD Patents formerly held by P-Newco and T-Newco;

WHEREAS, pursuant to the Master Agreement, P-Newco, Patriot and TPL are entering into this Commercialization Agreement providing for the commercialization of P-Newco’s interests in the MSD Patents by TPL in return for the commitment of TPL to diligently pursue the commercialization; and

WHEREAS, concurrently herewith Patriot and TPL are entering into that certain Limited Liability Company Operating Agreement of P-Newco (the “Operating Agreement”), governing the rights and obligations of Patriot and TPL with respect to their membership interests in P-Newco and the distribution of the proceeds received from the commercialization program contemplated by this Commercialization Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants herein contained as well as other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree that:

ARTICLE I
GRANT

1.1 Pursuant to the Master Agreement, P-Newco and TPL shall enter into the grant attached hereto as Exhibit A (the “Grant”).

ARTICLE II
COMMERCIALIZATION

2.1 TPL shall exert reasonable best efforts to implement the activities (the “Commercialization”) described at Schedule 2 and to conduct the project described therein (“Project”) in accordance with the project description (the “Project Description”) including the Business Plan then in effect.

(a) The first Business Plan is made a part of the Project Description as Attachment I to Schedule 2, and shall remain in full force and effect until replaced by agreement of P-Newco and TPL.

(b) TPL shall have no obligation to pursue or fund any effort to prosecute, maintain, enforce or defend any element of the MSD Patents other than as specifically provided for in Schedule 2.

2.2 By these presents, P-Newco appoints, authorizes, and directs TPL to take any and all action for the term of this Commercialization Agreement, with respect to all matters that are related to P-Newco’s rights to the MSD Patents, including without limitation:

(a) entering into settlement and/or license agreements related to the MSD Patents which meet the Commercialization guidelines set forth in Section II of Schedule 2;

(b) with the prior written consent of the P-Newco Management Committee, entering into any settlement and license agreements related to the MSD Patents which do not meet the guidelines set forth in Section II of Schedule 2;

(c) to sue in the name of TPL, Moore, Patriot and/or P-Newco and to pursue for the use and benefit of the parties hereto as their respective interests appear: (i) all remedies of whatsoever kind or nature with respect to the protection, use, and enforcement of the MSD Patents; (ii) the collection of all claims for damages, profits, and awards relating to the past, present, or future use or ownership of the MSD Patents; and (iii) all equitable relief available in connection therewith; and

(d) to otherwise manage and control by license, sublicense, or other agreement the practice and/or use of the MSD Patents by third parties.

2.3. TPL may utilize the services of its various licensing personnel who may be lawyers to implement the Commercialization of the MSD Patents. Such services shall for no purpose be deemed to be legal services or to give rise to a lawyer-client relationship between TPL and/or TPL affiliates or Representatives on the one hand, and P-Newco and/or Patriot or any of their respective affiliates or Representatives on the other hand. Without limiting the foregoing, neither TPL nor any TPL Representative shall for any purpose be deemed to have:

(i)	Provided legal services or advice to;

(ii)	Undertaken the representation of; or

(iii)	Entered into a lawyer-client relationship with,

P-Newco, Patriot or any of P-Newco’s or Patriot’s respective affiliates or Representatives.

ARTICLE III
COVENANTS

3.1 Within sixty (60) days after the close of each calendar quarter TPL shall deliver to P-Newco: (i) an operating statement reflecting the Project’s financial activity over the past quarter; (ii) a calculation of the Gross Cash Proceeds (as defined in the Operating Agreement) resulting from the Project; and (iii) an itemization of all TPL Direct Reimbursable Expenses (as defined below).

(a) Within thirty (30) days after P-Newco’s receipt thereof, Patriot shall deliver to TPL written notice detailing all objections to such materials and calculations on an individual item-by-item basis. Any objection not so noticed shall be deemed to be waived.

(b) Costs related to verifying reported time and expense charges and/or auditing reports or activities shall be paid in advance by the entity (either Patriot or TPL) supporting such request for verification or audit.

3.2 As requested by TPL, Patriot and P-Newco shall have a continuing obligation to exert their respective reasonable best efforts to support the Project, cooperate with TPL in the execution of its obligations, and to provide such support in the manner described herein and in the Master Agreement.

3.3 Upon reasonable request, P-Newco and Patriot shall promptly execute and deliver all documents, instruments, and things necessary or useful in the conduct of TPL’s activities hereunder, and Patriot and P-Newco agree to cooperate in any litigation with respect to the MSD Patents, including providing any reasonable assistance in connection with such litigation or joining as a party thereto, as requested by TPL, provided that neither Patriot nor P-Newco shall be required to provide financial support except as otherwise provided in the Commercialization Agreement.

3.4 Patriot and P-Newco shall each avoid and refrain from any and all activity of any kind or nature which may impede, impair, frustrate or otherwise interfere with the activities of TPL in the execution the Project, and shall:

(a) Exert their respective reasonable best efforts to impose the covenants of this Commercialization Agreement, the Master Agreement and the transactions contemplated hereby and thereby on their respective directors, officers, employees, consultants, attorneys, agents and other affiliates or Representatives; and

(b) Be responsible hereunder for each and every failure in the good and faithful performance of this Commercialization Agreement and transaction by themselves and/or their respective directors, officers, employees, consultants, attorneys, agents and other affiliates or Representatives (other than TPL).

3.5 With the exception of the agreements and transactions entered into pursuant to the Project, P-Newco, Patriot and TPL shall not transfer, assign, license, or otherwise convey any interest in, or grant any security interest with respect to, any portion of their interest in the MSD Patents during the term of this Commercialization Agreement without the written consent of all parties hereto, other than to entities which are owned and controlled by the transferring Person and who assume and agree to pay and perform all of the transferor’s obligations hereunder.

3.6 Upon the termination of this Commercialization Agreement, Patriot shall be entitled to receive a copy of third party “DeCaps” (as such term is commonly understood to mean in the industry) related to the Commercialization and third party expert analyses thereof; and TPL does hereby consent to the deliveries thereof by such third party experts. In the event any of the foregoing are not provided by such third parties, TPL will provide Patriot with copies of such documents in its possession. In addition, a Patriot Representative shall be entitled to view such “DeCaps” on a quarterly basis, but shall not be entitled to make copies thereof. With the exception of TPL’s obligations pursuant to Section 3.1 and this Section 3.6, TPL shall not be obligated to share any other materials related to the Commercialization, including without limitation any attorney work product generated during the term of this Commercialization Agreement or thereafter, which for all intents and purposes shall be deemed to be privileged, proprietary and exclusive to TPL.

3.7. P-Newco and Patriot shall on a continuing basis provide TPL all leads, information, and materials which Patriot encounters or discovers which may relate to the rights to the MSD Patents transferred by Patriot and TPL to P-Newco pursuant to the Newco Licenses, shall exert their respective reasonable best efforts to support the Commercialization activities of TPL hereunder, and shall refrain from all contact with third parties regarding the MSD Patents except as is specifically approved and/or requested in writing by TPL. The foregoing shall not affect the exercise of the retained rights of Patriot or TPL under the Newco Licenses.

ARTICLE IV
PAYMENT

4.1 TPL shall cause all Gross Cash Proceeds generated from the Commercialization efforts to be paid directly to P-Newco.

4.2 Upon the submission of customary and appropriate invoices and other supporting documentation, P-Newco shall reimburse TPL for the payment of all legal and third-party expert fees and other related third-party costs and expenses, including without limitation those incurred in connection with patent maintenance and prosecution and third party “DeCaps” and third party expert analysis relating thereto (the “TPL Direct Reimbursable Expenses”) incurred by TPL in connection with the Project and in conformity with the applicable Business Plan, as well as all TPL Direct Reimbursable Expenses not in conformity with the applicable Business Plan, to the extent approved by the P-Newco Management Committee. All such reimbursement shall be made prior to the due date indicated on the invoice.

4.3 P-Newco shall make payment to TPL of $500,000 no later than three (3) days prior to the start of each fiscal quarter from the Working Capital Fund to cover indirect and other expenses related to the Project which do not constitute TPL Direct Reimbursable Expenses (“TPL Other Project Expenses”). Advances to TPL made pursuant to this Section 4.3 shall be nonaccountable and nonrecoupable, but shall offset the amounts owed TPL pursuant to Section 6.1(a)(iv)(b) of the Operating Agreement in the manner contemplated by such Section 6.1(a)(iv)(b). At such time as the

Working Capital Fund exceeds [***] after the first [***] has been generated pursuant to the Commercialization, such quarterly payment shall be increased (but not decreased) to one-eighth of the amount of the Working Capital Fund.

4.4 To the extent that P-Newco does not have sufficient funds from the Working Capital Fund at the time any payment is due pursuant to this Article IV, TPL shall refrain from enforcing any collection rights against P-Newco for such payments until the earlier of (a) such time as funds become available in the Working Capital Fund, or (b) termination of this Commercialization Agreement.

ARTICLE V
TERM

5.1 This Commercialization Agreement shall continue for the useful life of the MSD Patents, which shall be deemed to be the greater of the period of time during which any of the MSD Patents is either (i) susceptible to legal protection, or (ii) reasonably perceived to have commercial value.

5.2 In the event that facts or events are discovered or occur which materially reduce TPL’s evaluation of the useful life or commercial value of the MSD Patents, or the viability of the Project, TPL may reduce the term of this Commercialization Agreement accordingly by providing P-Newco with ninety (90) days written notice, provided that TPL shall not reduce the term of this Commercialization Agreement to less than six (6) months.

5.3 After the expiration of the term provided for above, neither party shall have any further obligation hereunder other than the administration of all outstanding transactions as under Article VI below, and the obligations of confidentiality undertaken by the parties.

ARTICLE VI
TERMINATION

6.1 TPL may terminate this Commercialization Agreement upon the failure of Patriot or P-Newco to substantially perform any of their material obligations to be performed hereunder, including without limitation the payment obligations pursuant to Article IV of this Commercialization Agreement.

6.2 P-Newco may terminate this Commercialization Agreement if:

(a) TPL has failed to close transactions in accordance with the Performance Milestones set forth in Section IV of Schedule 2, and

(i)	there has been no material breach by Patriot or P-Newco of this Commercialization Agreement, the Master Agreement, the Newco Licenses or the Operating Agreement; and

(ii)	there has been no event or occurrence which negatively and materially impacts the viability or value of the MSD Patents; and

(iii)	the failure of TPL is not reasonably attributable to the conduct of P-Newco, Patriot and/or their respective affiliates or Representatives (other than TPL); or

(b) TPL enters into a liquidation under Chapter 7 of the United States Bankruptcy Code; or

(c) TPL enters into a reorganization under Chapter 11 of the United States Bankruptcy Code, and TPL ceases to be a debtor in possession during the pendency of such bankruptcy proceeding.

Each of the events referred to in Sections 6.1 and 6.2 shall be referred to as a “Termination Event.” In no event shall the conduct of Moore be deemed to constitute a Termination Event.

6.3 Upon termination pursuant to this Article VI:

(a) All rights to the MSD Patents arising under the Grant or this Commercialization Agreement shall be transferred to P-Newco subject to all outstanding rights under licenses, agreements, or awards theretofore made and entered into by or with TPL prior to such expiration or termination which, for all purposes, shall continue and be administered by TPL under TPL’s then current reasonable hourly fee schedule as if this Commercialization Agreement were still in full force and effect.

(b) All amounts due to TPL with respect to TPL Direct Project Expenses and TPL Other Project Expenses shall be paid from Gross Cash Proceeds as such funds are received.

(c) At the option of Patriot, TPL, or P-Newco, all of the rights and privileges of whatsoever kind or nature granted by it shall immediately and without further action whatsoever revert in their entirety to each of Patriot, TPL, or P-Newco, as the case may be, and all licenses granting such rights and privileges shall be deemed to be for all purposes cancelled.

(d) In the event of a termination by P-Newco or Patriot, all claims for loss and/or damages shall be deemed to be liquidated and discharged with respect to each party upon its completion of the dissolution, distributions and the documentation and transfers contemplated by Article 8 of the Operating Agreement, provided, however, that claims based on conduct which is intentional, willful, or grossly negligent shall survive.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

7.1 P-Newco and Patriot acknowledge, represent, and warrant to TPL that:

(a) TPL and its Representatives have prepared this Commercialization Agreement at the request of P-Newco and Patriot and such preparation by TPL shall not be used as basis for construing the terms hereof against TPL or otherwise;

(b) Neither TPL nor its Representatives have for any purpose undertaken the representation of or entered into a lawyer/client relationship with Patriot or P-Newco or any of their Representatives;

(c) P-Newco and Patriot release, acquit, and agree to hold TPL and its Representatives harmless with respect to all claims of whatsoever kind or nature by or on behalf of P-Newco and Patriot and related to the preparation, execution, and delivery of this Commercialization Agreement; and,

(d) P-Newco and Patriot have sought and received the advice of independent counsel and are in no way relying on any advice or representations of TPL or its Representatives.

7.2 Patriot and TPL each represent and warrant to one another that:

(a) It is the sole owner of all right, title and interest in and to its portion of the MSD Patents, excepting only the rights reflected at the Schedule of Outstanding Activities/Rights/Claims attached as Schedule 3; and

(b) There are no outstanding agreements, rights or interests which are inconsistent with the provisions of this Commercialization Agreement or which could give rise to such rights or interests.

7.3 P-Newco represents and warrants to TPL that:

(a) It is the sole owner, and for the term of this Commercialization Agreement will remain the sole owner, of all right, title, and interest in and to those certain rights to the MSD Patents transferred by Patriot and TPL to P-Newco pursuant to the P-Newco License and T-Newco License; and

(b) There are no outstanding agreements, rights or interests which are inconsistent with the provisions of this Commercialization Agreement or which could give rise to such rights or interests.

ARTICLE VIII
GENERAL

8.1 In no event shall any right, duty or privilege arising hereunder be assigned by either party to an entity which it does not own and control without the prior written consent of the other parties. Any attempted or purported assignment without such consent shall be voidable at the option of the non-consenting party.

8.2 Any covenant requiring a party to perform or provide an act or service shall be construed to impose upon such party the burden of the cost thereof unless otherwise provided for herein.

8.3 Section titles are intended only to aid and assist the reader and are not intended to be descriptive of the contents of the section or to be used for construction or interpretation.

8.4 The failure of any provision of this Commercialization Agreement by virtue of its being construed as invalid or otherwise unenforceable shall render the entire Commercialization Agreement cancelable at the option of the party asserting the enforceability of the said provision.

8.5 All notices shall be in writing and effective upon delivery or upon posting by certified mail, return receipt requested, addressed as follows (or such other address as may be hereafter designated):

If to Patriot:

Patriot Scientific Corporation
10989 Via Frontera
San Diego, CA 92127
Attn: President
Fax: (858) 674-5005

with a copy to:

Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101
Attn: Otto E. Sorensen, Esq.
Fax: (619) 232-8311

If to TPL:

Technology Properties Limited
21730 Stevens Creek Blvd., Suite 201A
Cupertino, CA 95014
Attn: Daniel E. Leckrone, Chairman
Fax: (408) 296-6637

with a copy to:

Gibson, Dunn & Crutcher LLP
333 S. Grand Avenue
Los Angeles, California 90071
Attn: Andrew E. Bogen, Esq.
Fax: (213) 229-6159

If to P-Newco:

8.6 This Commercialization Agreement together with its exhibits and attachments, the Stipulated Final Judgment, the Master Agreement, the Newco Licenses, the Operating Agreement

and the Escrow Agreement contains the entire agreement between the parties and supersedes any and all other agreements between them relating to the subject matter hereof.

8.7 With the exception of the Grant attached hereto as Exhibit A and the obligation to share certain materials pursuant to Section 3.6, this Commercialization Agreement shall create no rights or licenses to any intellectual property between or among the parties, nor shall it create any obligation to share technology, trade secrets, know-how, show-how and other proprietary developments and discoveries conceived or reduced to practice during the course of the Project.

8.8 Any provision of this Commercialization Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seal as of the date of the execution hereof by the last signatory hereto.

PATRIOT SCIENTIFIC CORPORATION, a
Delaware corporation

__________________________________________
By:
Its:

TECHNOLOGY PROPERTIES LIMITED, a California corporation

__________________________________________
By: Daniel E. Leckrone
Its: Chairman

P-NEWCO, a Delaware limited liability company

__________________________________________
By:
Its: Patriot Member

__________________________________________
By:
Its: TPL Member

EXHIBIT A
GRANT
(NEWCO TO TPL)

This Grant (“Grant”) is entered into by and between Newco (sometimes “Newco”) on the one hand, and Technology Properties Limited (“TPL”), on the other hand, and is made and entered into for the purpose of implementing that certain Commercialization Agreement (“ComAg”) entered into between the parties contemporaneously herewith.

NOW THEREFORE, for and in consideration of the mutual cove-nants herein contained as well as of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is covenanted and agreed by and between the parties hereto that:

1. Subject Matter.

1.1 The patents described in the Schedule of Patents at Attachment I hereof, sometimes collectively referred to as the “Project Patents.”

2. Grant.

2.1 Pursuant to the provisions of section 2.1 of the Licenses made a part hereof as Attachment I (PTSC to Newco) and Attachment II (TPL to Newco), Newco hereby grants unto Technology Properties Limited the exclusive, personal and non-transferable, worldwide right to:

2.1.1 To grant licenses and sub-licenses to make, have made, use, sell, and import products and/or services utilizing the Project Patents, for all fields of use and for all applications;

2.1.2 To sue in the name of Technology Properties Limited or jointly with Patriot Scientific Corporation, Charles H. Moore and/or Newco if required by law, and to pursue for the use and benefit of Technology Properties Limited: (i) all remedies of whatsoever kind or nature with respect to the protection, use, and enforcement of the Project Patents; (ii) the collection of all claims for damages, profits, and awards relating to the past, present, or future use or ownership of the Project Patents; and (iii) all equitable relief available in connection therewith; and,

2.1.3 To otherwise manage and control by license, sublicense, or other agreement the practice and/or use of the Project Patents by third parties.

Accordingly, Newco divests itself of all rights with respect to the activities and/or rights described at 2.1.1., 2.1.2., and 2.1.3. above, and Newco retains no such right.

2.2 The grant at Section 2.1 above shall be subject to (a) the terms and conditions of the Patent License Agreement between Patriot and Intel Corporation, dated as of June 1, 2005, and (b) the rights retained by PTSC and TPL under the provisions of section 2.2 of the said Attachments I and II, respectively.

3. General.

3.1 In no event shall any right, duty, or privilege arising hereunder be assigned by either party to an entity which it does not own and control, without the prior written consent of the other party. Any attempted or purported assignment without such consent shall be voidable at the option of the non-consenting party.

3.2 Any covenant requiring a party to perform or provide an act or service shall be construed to impose upon such party the burden of the cost thereof unless otherwise provided for herein or in the ComAg.

3.3 Section titles are intended only to aid and assist the reader and are not intended to be descriptive of the contents of the section or to be used for construction or interpretation.

3.4 The failure of any provision of this Agreement by virtue of its being construed as invalid or otherwise unenforceable shall render the entire Agreement cancelable at the option of the party asserting the enforceability of the said provision.

3.5 All notices shall be in writing and effective upon delivery or upon posting by certified mail, return receipt requested, addressed as follows (or such other address as may be hereafter designated):

If to TPL:

Daniel E Leckrone, Chm
21730 Stevens Creek Blvd
Cupertino, CA 95014
Telephone: 408-446-4222
Facsimile: 408-446-5444

If to Newco:

Daniel E Leckrone, Chm
21730 Stevens Creek Blvd
Cupertino, CA 95014
Telephone: 408-446-4222
Facsimile: 408-446-5444

AND

Patriot Scientific Corporation
10989 Via Frontera
San Diego, CA 92127
Attn: President
Fax: (858) 674-5005

AND

Robert K. Neilson
Relational Advisors LLC
11975 El Camino Real, Suite 300
San Diego, California 92130
Fax: (858) 704-3341

3.6 This Agreement together with its exhibits and attachments contains the entire agreement between the parties and supersedes any and all other agreements between them relating to the subject matter hereof.

3.7 This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of California.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date of the execution hereof by the last signatory hereto.

NEWCO By:__________________________________________ Robert K. Neilson Date:__________________________________________	TECHNOLOGY PROPERTIES LTD. By:__________________________________________ Daniel E. Leckrone, Chairman Date:__________________________________________

Attachment I - Schedule of Patents

(See next page)

EXHIBIT A
SCHEDULE OF PATENTS

A. PROJECT PATENTS - US

NUMBER		NAME	FILED	ISSUED	EXPIRY
US	5,440,749	Hi Perf, Lo cost Micro Arch	3 AUG 89	8 AUG 95	8 AUG 12
US	5,530,890	Hi Perf, Lo cost Micro Arch	7 JUN 95	25 JUN 96	25 JUN 13
US	5,659,703	Micro Sys with Hierarchical stack	7 JUN 95	19 AUG 97	19 AUG 14
US	5,784,584	Multiple Instructions within Groups	7 JUN 95	21 JUL 98	21 JUL 15
US	5,809,336	Hi Perf Variable Speed Sys Clock	7 JUN 95	15 SEP 98	15 SEP 15
US	5,604,915	Load Dependent Bus Timing	7 JUN 95	18 FEB 97	18 FEB 14
US	6,598,148	Hi Perf Microprocessor	29 JUL 98	22 JUL 03	3 AUG 09
		Having Variable Speed Sys Clock

B. PROJECT PATENT APPLICATIONS PENDING - US

SN 09/051,263	RISC Microprocessor Architecture	8 AUG 98	_ _ _ _	3 AUG 09

 C. PROJECT PATENTS - NON US (Preliminary)

DE	69033568.7	Hi Perf, Lo Cost Micro	2 AUG 90	14 JUN 00	2 AUG 10
DE	69033568T2	Preisguenstiger Hochleistungsmikro	2 AUG 90	1 MAR 01	- - - -
DE	69033568C0	Preisguenstiger Hochleistungsmikro	2 AUG 90	20 JUL 00	- - - -
EP	0786730	Hi Perf, Lo Cost Micro	2 AUG 90	14 JUN 00	2 AUG 10
EP	786730A1	Hi Perf, Lo Cost Micro	2 AUG 90	30 JUL 97	- - - -
EP	497772A4	Hi Perf, Lo Cost Micro	2 AUG 90	4 AUG 93	- - - -
EP	497772A1	Hi Perf, Lo Cost Micro	2 AUG 90	12 AUG 92	- - - -
EP	0870226	RISC Microprocessor Architecture	_ _ _ _	_ _ _ _	- - - -
FR	0786730	Hi Perf, Lo Cost Micro	2 AUG 90	14 JUL 00	- - - -
WO	9715001	RISC Microprocessor Arch	_ _ _ _	_ _ _ _	- - - -
WO	9102311A3	Hi Perf, Lo Cost Micro	2 AUG 90	21 MAR 91	- - - -
WO	9102311A1	Hi Perf, Lo Cost Micro	2 AUG 90	1 FEB 91	- - - -
JP	5502125T2	_ _ _ _ _ _	2 AUG 90	15 APR 93	- - - -
JP	2966085B2	Hi Perf, Lo Cost Micro	2 AUG 90	13 AUG 99	2 AUG 10
AU	6067290A1	Hi Perf, Lo Cost Micro	2 AUG 90	11 MAR 91	- - - -

The schedule of Patents shall include the items listed above, as well as all progenitors and progeny thereof, and all additions, changes, amendments, modifications, actions, counterparts, continuations, continuations-in-part, extensions, reissues, divisionals and/or renewals of such items, progenitors, and/or progeny.

SCHEDULE 1
SCHEDULE OF PATENTS

A. MSD PATENTS - US

Number		Name	Filed	Issued	Expiry
US	5,440,749	Hi Perf, Lo cost Micro Arch	3 AUG 89	8 AUG 95	8 AUG 12
US	5,530,890	Hi Perf, Lo cost Micro Arch	7 JUN 95	25 JUN 96	25 JUN 13
US	5,659,703	Micro Sys with Hierarchical stack	7 JUN 95	19 AUG 97	19 AUG 14
US	5,784,584	Multiple Instructions within Groups	7 JUN 95	21 JUL 98	21 JUL 15
US	5,809,336	Hi Perf Variable Speed Sys Clock	7 JUN 95	15 SEP 98	15 SEP 15
US	5,604,915	Load Dependent Bus Timing	7 JUN 95	18 FEB 97	18 FEB 14
US	6,598,148	Hi Perf Microprocessor Having Variable Speed Sys Clock	29 JUL 98	22 JUL 03	3 AUG 09

B. PROJECT PATENT APPLICATIONS PENDING - US

Number		Name	Filed	Issued	Expiry
SN	09/051,263	RISC Microprocessor Architecture	8 AUG 98	- - - -	3 AUG 09

C. MSD PATENTS - NON US (Preliminary)

Number		Name	Filed	Issued	Expiry
DE	69033568.7	Hi Perf, Lo Cost Micro	2 AUG 90	14 JUN 00	2 AUG 10
DE	69033568T2	Preisguenstiger Hochleistungsmikro	2 AUG 90	1 MAR 01	- - - -
DE	69033568C0	Preisguenstiger Hochleistungsmikro	2 AUG 90	20 JUL 00	- - - -
EP	0786730	Hi Perf, Lo Cost Micro	2 AUG 90	14 JUN 00	2 AUG 10
EP	786730A1	Hi Perf, Lo Cost Micro	2 AUG 90	30 JUL 97	- - - -
EP	497772A4	Hi Perf, Lo Cost Micro	2 AUG 90	4 AUG 93	- - - -
EP	497772A1	Hi Perf, Lo Cost Micro	2 AUG 90	12 AUG 92	- - - -
EP	0870226	RISC Microprocessor Architecture	- - - -	- - - -	- - - -
FR	0786730	Hi Perf, Lo Cost Micro	2 AUG 90	14 JUL 00	- - - -
WO	9715001	RISC Microprocessor Arch	- - - -	- - - -	- - - -
WO	9102311A3	Hi Perf, Lo Cost Micro	2 AUG 90	21 MAR 91	- - - -
WO	9102311A1	Hi Perf, Lo Cost Micro	2 AUG 90	1 FEB 91	- - - -
JP	5502125T2	_ _ _ _ _ _	2 AUG 90	15 APR 93	- - - -
JP	2966085B2	Hi Perf, Lo Cost Micro	2 AUG 90	13 AUG 99	2 AUG 10
AU	6067290A1	Hi Perf, Lo Cost Micro	2 AUG 90	11 MAR 91	- - - -

The schedule of Patents shall include the items listed above, as well as all progenitors and progeny thereof, and all additions, changes, amendments, modifications, actions, counterparts, continuations, continuations-in-part, extensions, reissues, divisionals and/or renewals of such items, progenitors, and/or progeny.

SCHEDULE 2
PROJECT DESCRIPTION

I. OBJECTIVES & ACTIVITIES

A.)	Develop and execute a commercialization program for the rights to the MSD Patents transferred by Patriot and TPL to P-Newco pursuant to the Newco Licenses which:

i.)	Establishes the MSD Patents as an income-producing, commercially valuable asset; and

ii.)	Builds long-term Project value; and

iii.)	Minimizes risks to Project assets.

B.)	Promote the commercialization program by encouraging the implementation and use of the MSD Patents through licenses, and various relationships.

C.)	Transform selected unauthorized use of the MSD Patents into strategically and commercially valuable authorized use.

D.)	Pursue licensing discussions with multiple simultaneous identified prospects.

E.)	Pursue parallel litigation on a selective strategic basis.

F.)	Negotiate and document agreements relating to the Project and the MSD Patents.

G.)	***

H.)	***

I.)	***

II. COMMERCIALIZATION GUIDELINES

A.)	***

III. ADDITIONAL ACTIONS

A.)	***

B.)	***

C.)	***

IV. ***

***

V. BUSINESS PLAN

A.)	A Business Plan detailing the implementation of the Project is attached hereto as Attachment I and will remain in full force and effect until duly amended or replaced.

ATTACHMENT 1 TO SCHEDULE 2

BUSINESS PLAN

I. ***

SCHEDULE 3
SCHEDULE OF OUTSTANDING ACTIVITIES/RIGHTS/CLAIMS

AGREEMENT	DATE
TPL
1. Moore - TPL Commercialization Agreement	22 OCT 02
2. P-Newco - TPL - PTSC Commercialization Agreement	25 MAY 05
3. TPL - Intel License Agree ment	28 JUN 04

PTSC
1. PTSC - AMD License Agreement	_________
2. P-Newco - TPL - PTSC Commercialization Agreement	25 MAY 05
3. ________________________

EXHIBIT E

***	Indicates material omitted pursuant to an application for confidential treatment and that material has been filed separately with the Commission.

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of June 7, 2005, is by and among Patriot Scientific Corporation, a Delaware corporation (“Patriot”), Technology Properties Limited Inc., a California corporation (“TPL”), and Premier Trust, Inc., a Nevada corporation (the “Escrow Agent”).

RECITALS

WHEREAS, concurrently herewith Patriot, TPL and Charles H Moore have executed delivered that certain agreement dated as of June 7, 2005 (the “Master Agreement”);

WHEREAS, the parties hereto desire to enter into this Agreement to facilitate the transaction contemplated by the Master Agreement; and

WHEREAS, the Escrow Agent is willing to act as escrow agent pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties agree as follows:

1. Delivery of Escrowed Cash. As soon as practicable, Patriot and TPL shall direct Intel Corporation to deliver by wire transfer in immediately available funds to the account set forth on Exhibit A hereto all of the unpaid Milestone payments (as defined in the Intel Patent License Agreement) pursuant to Section 3.2 of the Intel Patent License Agreement (the “Escrowed Cash”). The Escrow Agent agrees to hold and safeguard the Escrowed Cash during the Escrow Period in accordance with this Agreement, separate and apart from the Escrow Agent’s assets.

2. Investment of Escrowed Cash. During the Escrow Period, the Escrow Agent will hold and maintain the Escrowed Cash in an interest bearing deposit account at Torrey Pines Bank. Upon any distribution to Patriot or TPL pursuant to Section 4 below, Patriot or TPL, as the case may be, shall be entitled to receive interest earned on such amount to the date of disbursement. All other interest earned by the investment of the Escrowed Cash shall be the joint property of TPL and Patriot in equal parts, payable by the Escrow Agent to TPL and Patriot in equal parts upon the expiration of the Escrow Period (as defined below).

3. Escrow Period. The period of Escrow (the “Escrow Period”) shall begin on the date hereof and end at the earliest of (a) the Closing; or (b) the Termination Date.

4. Escrow Disbursements. The Escrow Agent shall deliver the Escrowed Cash as follows:

1

(a) Immediately upon receipt of the Escrowed Cash, $*** to TPL in immediately available funds to the account set forth on Exhibit B hereto.

(b) Immediately after the disbursement pursuant to subsection (a) above, $*** to Relational Advisors in immediately available funds to the account set forth on Exhibit C hereto.

(c) Immediately after the disbursement pursuant to subsection (a) above, $*** to Gibson, Dunn & Crutcher LLP in immediately available funds to the account set forth on exhibit D hereto.

(d) Upon the execution and delivery by Patriot of the Stipulated Final Judgment, $*** to Patriot by wire transfer in immediately available funds, to the account set forth on Exhibit E hereto.

(e) At the Closing, $*** to the Patriot Rights Holders set forth on Exhibit F hereto, by wire or check, as indicated, in the amounts and to the addresses or accounts appearing next to their names.

(f) At the Closing, $4,000,000 to P-Newco in immediately available funds to the account set forth on Exhibit G hereto, or, in the event that the advance to TPL pursuant to Section 4(g) has been disbursed, then $2,000,000 to P-Newco in immediately available funds to the account set forth on Exhibit E hereto.

(g) If the Closing has not already occurred, then sixty (60) days after the execution hereof, $2,000,000 to TPL by wire transfer in immediately available funds to the account set forth on Exhibit B hereto, as an advance of the working capital amounts contemplated by Section 4.3 of the Commercialization Agreement.

(h) Upon the Termination Date:

(1) $***, plus all interest earned on such amount to date, to TPL immediately available funds to the account set forth on Exhibit B hereto;

(2) $***, plus all interest earned on such amount to date, to Patriot in immediately available funds to the account set forth on Exhibit E hereto;

(3) $2,000,000, plus all interest earned on such amount to date, to TPL in immediately available funds to the account set forth on Exhibit B hereto or, in the event that advance to TPL pursuant to Section 4(g) has been disbursed, then $***, plus all interest earned on such amount to date, to TPL in immediately available funds to the account set forth on Exhibit B hereto;

(4) $2,000,000, plus all interest earned on such amount to date, to Patriot in immediately available funds to the account set forth on Exhibit E hereto or, in the event that the advance to TPL pursuant to Section 4(g) has been disbursed, then $***, plus all interest earned on such amount to date, to Patriot in immediately available funds to the account set forth on Exhibit E hereto.

5. Fees and Expenses of Escrow Agent. The Escrow Agent’s fee shall be $***, plus $25 per disbursement pursuant to Section 5, plus actual costs incurred by the Escrow Agent in the performance of its obligations hereunder, including without limitation the costs associated wiring the funds and other administrative costs (the “Escrow Fee”). Each of Patriot and TPL agree to pay the Escrow Agent one-half of the Escrow Fee.

2

6. Liabilities and Duties of Escrow Agent.

(a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall have no implied duties and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

(b) Patriot and TPL will indemnify the Escrow Agent for, arid hold it harmless against, any loss, liability or expense, including but not limited to, reasonable attorneys’ fees, occurred without gross negligence, bad faith, or willful misconduct on the part of the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement.

(c) The Escrow Agent shall be fully protected in acting and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine and duly authorized and to have been signed or presented by the proper party.

(d) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of a court of law of competent jurisdiction. In the event the Escrow Agent obeys or complies with any such order, judgment, or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, aside, vacated, or found to have been entered without jurisdiction or proper authority.

(e) The Escrow Agent shall not be liable for the expiration of any rights under the statute of limitations with respect to this Agreement.

(f) If any dispute or controversy arises between the parties to this Agreement the matters set forth in this Agreement, the Escrow Agent shall not be required to determine or decide the dispute or controversy or to take any action regarding the same. The Escrow Agent may in such event hold the Escrowed Cash in the Escrow Account and may wait for the settlement of any such dispute or controversy through appropriate final legal proceedings. Furthermore, the Escrow Agent may, in its good faith discretion after seeking advice of counsel, file an action of interpleader requiring the parties to answer and litigate any claims or rights among themselves. In connection with the interpleader proceeding, the Escrow Agent is authorized to deposit with the clerk or other authorized agent of the court the Escrowed Cash. Upon initiating the interpleader proceeding, the Escrow Agent shall be fully released and discharged from any obligations with respect to the documents, cash or other matters subject or relating to the dispute or controversy.

(g) The Escrow Agent may resign at any time upon at least 30 days written of notice to each Patriot and TPL; provided, however, that no such resignation shall become effective until a successor escrow agent has been appointed by the Escrow Agent, subject to the approval of each of Patriot and TPL, which approval shall not be unreasonably withheld. The escrow agent shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and without further acts shall be vested with all the Escrowed Cash, as well as all the rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter (and upon the delivery of all of the Escrow Cash to the successor escrow agent), the predecessor Escrow Agent shall be discharged any further duties and liabilities under this Agreement.

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7. Notices. All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by fax, once such notice or other communication is transmitted to the fax number specified below and the appropriate answer back or telephonic confirmation is received, provided that a copy of such notice or other Communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) of this Section 7, or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

If to Patriot:

Patriot Scientific Corporation
10989 Via Frontera
San Diego, CA 92127
Attn: President
Fax: (858) 674-5004

with a copy to:

Otto E. Sorensen, Esq.
Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101
Attn: Otto E. Sorensen, Esq.
Fax: (619) 232-8311

If to TPL:

Technology Properties Limited Inc.
P.O. Box 20250
San Jose, CA 95160
Atm: Daniel E. Leckrone, Chairman
Fax: (408) 296-6637

with a copy to:

Gibson, Dunn & Crutcher LLP
333 S. Grand Avenue
Los Angeles, California 90071
Attn: Andrew E. Bogen, Esq.
Fax: (213) 229-6159

4

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

8. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9. Expense. Except as provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

10. Successors and Assign. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder lout the prior written approval of each other party.

11. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Delaware.

12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and the signatures delivered by fax, each of which shall be an original, with the effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

13. Entire Agreement. This Agreement (including the other agreements executed simultaneously herewith arid all Schedules and Exhibits thereto and hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

14. Captions The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to a Section include all subparts thereof.

5

15. Third-Party Beneficiaries. No provision of this Agreement shall create any third-party beneficiary rights in any Person (as defined in the Master Agreement).

16. No Punitive, Exemplary, or Consequential Damages. The parties hereto expressly understand and agree that under no circumstances shall punitive, exemplary, or consequential damages be available to any party for breach of this Agreement.

[signature page follows]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PATRIOT SCIENTIFIC CORPORATION,
a Delaware corporation

By: _______________________________
Name: _____________________________
Title: ______________________________

TECHNOLOGY PROPERTIES LIMITED INC.,
a California corporation

By: _______________________________
Name: _____________________________
Title: ______________________________

PREMIER TRUST, INC.,
a Nevada corporation

By: _______________________________
Name: _____________________________
Title: ______________________________

7

Exhibit A

Escrow Agent’s Wire Transfer Information

Torrey Pines Bank
12220 El Camino Real
San Diego, CA 92130
ABA/Routing Number: 122243635
Beneficiary Account Name: ***
Beneficiary Account Number: ***

8

Exhibit B

TPL’s Wire Transfer Information

Acct Name: ***
Acct No: ***
Bank Name:           San Jose National Bank
1 North Market Street
San Jose, CA 95113
ABA No: 121139216
Contact: Lisa Valles, Manager
Wire Transfer Dept
408-496-4880

9

Exhibit C

Relational Advisors’ Wire Transfer Information

Wells Fargo Bank for the benefit of:
***
Account # ***
ABA #: 121-000-248
Attn: Michael Morgan

10

Exhibit D

Gibson, Dunn & Crutcher’s Wire Transfer Information

Wells Fargo Bank
333 South Grand Avenue
Los Angeles, CA. 90071-1515
Name of account: ***
Account No: ***
ABA No: 121000248
Attn: Julie Saavedra
Telephone: (213) 253-6146
Fax: (213)628-1415

11

Exhibit E

Patriot’s Wire Transfer Information

Silicon Valley Bank, San Jose
Routing #: 121140399
For credit of: ***
Credit Account #: ***

12

Exhibit F

Patriot Rights Holders

***	Chase Manhattan Bank NYC
***	ABA 021 000 021
FBO: Salomon Smith Barney
a/c: ***
***
***

***	Chase Manhattan Bank NYC
***	ABA 021 000 021
FBO: Salomon Smith Barney
a/c: ***
***
***

***	***
***	***
***

***	***
***	***
***

***	***
***	***
***

***	***
***	***
***

***	***
***	***
***

***	***
***	***
***

13

Exhibit G

P-Newco’s Wire Transfer Information

14

EXHIBIT F-1

WAIVER, CONSENT AND RELEASE AGREEMENT

This WAIVER, CONSENT AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of ______________, 2006, by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (the “COMPANY”), and ____________________, an _______ limited liability company (the “Rights Holder”).

RECITALS

A. WHEREAS, the Rights Holder holds warrants to purchase shares of the common stock, $_________ par value per share, of the COMPANY (the “Warrants”), as well as a debenture convertible into shares of the common stock of the COMPANY (the “Debenture”) purchased pursuant to certain Securities Purchase Agreements, by and between the COMPANY and the RIGHTS HOLDER (collectively, the “Securities Purchase Agreements”).

B. WHEREAS, the COMPANY desires to enter into the transactions contemplated by that certain Master Agreement dated as of the date hereof, by and among the COMPANY, ______________, a California corporation (“_____”) and ______________ (such transactions referred to herein as the “Proposed Transactions”).

C. WHEREAS, the Proposed Transactions will result in the creation of an entity (“________”) which will hold and manage the subject intellectual property of the COMPANY. As a part of the Proposed Transactions, the COMPANY will receive stock of ______ (the “_________ Stock”) and will be entitled to receive an income stream from _________ (the “_________ Income”) as specified in the Master Agreement.

D. WHEREAS, the Securities Purchase Agreements, the Warrants and the Debenture include provisions which may be implicated by the Proposed Transactions, and which may give the Rights Holder certain rights with respect to the Proposed Transactions.

E. WHEREAS, the Proposed Transactions and any and all actions taken before, as of, or after the date hereof by the COMPANY (and any person acting for or on behalf of the COMPANY) or _________ that are specifically authorized by the Master Agreement shall be referred to herein as the “Approved Actions.”

F. WHEREAS, the COMPANY and the Rights Holder desire to facilitate the Proposed Transactions by entering into this Agreement.

NOW, THEREFORE, in consideration of the respective promises, representations, warranties, covenants and conditions contained in this Agreement, the parties hereby agree as follows:

1. Consent. Effective upon the receipt by the Rights Holder of the consideration described in Section 2 of this Agreement, the Rights Holder hereby consents to, approves and ratifies the Proposed Transactions and the Approved Actions, each subject to Section 9 below.

2. Conveyance of Warrants. Effective upon the receipt by the Rights Holder of the consideration described in Section 7 of this Agreement, the Rights Holder hereby sells, transfers and conveys to the COMPANY, free and clear of any and all liens or other adverse claims thereto, __________ (____________) Warrants described on Exhibit A hereto. The Rights Holder agrees to execute any documents and take any other action that may be required to effect and memorialize such transfer of the Warrants to the COMPANY pursuant to this Section 2.

3. Warrant Price Reset. Effective upon receipt by the Rights Holder of the consideration pursuant to Section 7 of this Agreement, the exercise price of the ____________ (____________) Warrants described on Exhibit B herein will be reset to ____________ dollars per share.

4. Waiver of Right of First Refusal, Limitation of Sale or Disposition of Intellectual Property and Redemption Upon Major Transaction. Effective upon the receipt by the Rights Holder of the consideration described in Section 7 of this Agreement, the Rights Holder hereby waives any right of first refusal or any right to limit the sale or disposition of the COMPANY’s intellectual property, including but not limited to those rights set forth in Sections 4(l) and 4(m) of the Securities Purchase Agreements, and waives its right to redemption upon a Major Transaction as set forth in Section 4(o) of the Securities Purchase Agreements, in each case to the extent necessary to allow the Proposed Transactions and the Approved Actions to occur, or any future transaction in which the Company may engage, all subject to Section 9 below.

5. Waiver of Redemption Right. Effective upon the receipt by the Rights Holder of the consideration pursuant to Section 7 of this Agreement, the Rights Holder waives any right to require any warrant redemption as a consequence of the Proposed Transactions or any future transaction in which the Company may engage, subject to Section 9 below.

6. Release of Lien. Effective upon the receipt by the Rights Holder of the consideration pursuant to Section 7 of this Agreement, the Rights Holder barely releases its liens with regard to the COMPANY’s intellectual property portfolio, including without limitation ________, and agrees to take any and all action necessary to cause all UCC financing statements, USPTO filings and other filings or documents evidencing such lien to be terminated, provided that the debts underlying such liens shall remain intact.

7. Payment to Rights Holder. In consideration of the covenants, promises, and agreements set forth in this Agreement, the Rights Holder shall be paid $____________ pursuant to the Escrow Agreement upon the closing of the Proposed Transactions. The Rights Holder hereby acknowledges that such consideration constitutes good, valid and sufficient consideration in exchange for the covenants, promises, and agreements of the Rights Holder set forth in this Agreement.

8. Amendment of Securities Purchase Agreements. Effective as of the receipt of consideration pursuant to Section 7 of this Agreement, the Securities Purchase Agreements shall be amended to remove Sections 4(l), 4(m) and 4(o) in their entirety, and such sections shall be of no further force or affect, all subject to Section 9 below. The COMPANY and the Rights Holder hereby acknowledge and agree that this Agreement meets all of the requirements for amendment of the Securities Purchase Agreements provided in Section 8(e) thereof.

9. Redemption. Notwithstanding anything to the contrary herein, in the event that any one or more of the following occur (each, a “Redemption Trigger”), the Rights Holder, at its option, may require the COMPANY to effect a Warrant Redemption (as defined below) of any or all (at the Rights Holders’ option) of the Rights Holders’ Warrants (as defined below):

A. The COMPANY merges into or is bought out by another company, or becomes a private company that does not have publicly traded common stock, or sells all or substantially all of the COMPANY’s assets, or
B. Common stock of the COMPANY is tendered, purchased or exchanged pursuant to a tender offer, purchase offer or exchange offer, or
C. There is a Change of Control (as defined below) of the COMPANY’s boards of directors, and one or more of the following occurs:
(1) COMPANY sells, conveys, disposes of, spins off or assigns any or all of the NEWCO Stock, or any or all of its rights to receive the ____________ Income, to any third party, in each case without the Rights Holder’s written consent.
(2) The COMPANY issues or sells, or agrees to issue or sell Variable Equity Securities (as defined below), for cash in private capital raising transactions or any securities of the Company pursuant to an equity line structure or format without obtaining the prior written approval of the Rights Holder, with the exception of any such agreements, transactions or equity lines existing as of the date hereof. For purposes hereof, the following shall be collectively referred to herein as, the “Variable Equity Securities”; any debt or equity securities (or securities pursuant to an equity line structure or similar structure) which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (ii) with a fixed conversion, exercise or exchange price that greater than a ____ (__%) discount to the then prevailing market or is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance.

If a Redemption Trigger has occurred and the Rights Holder elects a redemption, then any of the Rights Holders’ Warrants selected by the Rights Holder for such redemption shall be redeemed (“Warrant Redemption”) by the Company as of the record date for such Redemption Trigger at a price per share (that is, per share of common stock represented by the warrants) for each Rights Holder Warrant equal to the “Redemption Price,” which shall be defined as the greater of (A) $0.__ per share, less the Exercise Price per share in effect for that Rights Holder Warrant on the trading day immediately preceding the record date of the Redemption Trigger (each subject to adjustment to account for any forward or reverse stock splits), or (B) the applicable Warrant Redemption market Value (as defined below). For purposes hereof, the “Warrant Redemption Market Value” shall equal the aggregate of the highest Warrant Market Values (as defined below) for all of the Right Holders’ Warrants being so redeemed calculated on any date during the thirty (30) business day period ending on the record date for the Redemption Trigger.

For purposes hereof,

“Change in Control” shall mean any change in the makeup of the COMPANY’s board of directors such that the remaining board members from the following group do not constitute a majority of the board: ____________, ____________, ____________, and ____________.

“Rights Holders’ Warrants” shall mean all warrants to purchase common stock that have been issued from the Company to the Rights Holder for any reason at any time in the past up through the date hereof.

“Warrant Market Value” shall equal the number of shares that would be issuable in a “cashless exercise” on the date in question, under the terms of the warrant (without regard to any contractual, legal, or regulatory restrictions on such exercise and issuance, if any, and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance), multiplied by the Closing Price of the Company’s common stock for the preceding trading day.

“Closing Price” shall mean the closing price on the O.T.C. Bulletin Board, Nasdaq Small Cap Market, the National Market System (“NMS”), the New York Stock Exchange, or if no longer traded on the Nasdaq Small Cap Market, the National Market System (“NMS”), the New York Stock Exchange, or the O.T.C. Bulletin Board, the “Closing Bid Price” shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange or other market on which the Common Stock is so traded.

10. Representations and Warrants of Rights Holder. In order to induce the COMPANY to enter into this Agreement, the Rights Holder represents and warrants to the COMPANY as follows:

10.1 Full Knowledge. The Rights Holder acknowledges and agrees that it is fully aware of all of the terms and conditions of the Proposed Transactions, and that its representatives have had an opportunity to discuss such terms and conditions with COMPANY representatives, and to ask any questions the Rights Holder has deemed necessary.

10.2 Compliance with Law. The execution, delivery and performance by the Rights Holder of this Agreement and the consummation of the transactions contemplated hereby, will not cause the Rights Holder to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, or (iii) any order, writ, judgment, injunction, decree, determination or award, to which he is subject.

10.3 Authorization. When executed and delivered by the Rights Holder, this Agreement will constitute a valid and legally binding obligation of the Rights Holder enforceable in accordance with its terms, except as may be limited by (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies, (ii) judicial principles with respect to provisions contrary to public safety, and (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, generally relating to creditors’ rights.

11. Representations and Warranties of COMPANY. In order to induce the Rights Holder to enter into this Agreement, COMPANY represents and warrants to the Rights Holder as follows:

11.1 Compliance with Law. The execution, delivery and performance by COMPANY of this Agreement and the consummation of the transactions contemplated hereby, will not cause COMPANY to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, or (iii) any order, writ, judgment, injunction, decree, determination or award, to which it is subject.

11.2 Authorization. When executed and delivered by COMPANY, this Agreement will constitute a valid and legally binding obligation of COMPANY enforceable in accordance with its terms, except as may be limited by (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies, (ii) judicial principles with respect to provisions contrary to public policy, and (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, generally relating to creditors’ rights.

12. Taxes. Each party shall be responsible for all taxes incurred by it as a result of any transaction contemplated by this Agreement.

13. Cooperation. COMPANY and Rights Holder acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to consummate the transactions contemplated herein. COMPANY and Rights Holder agree to cooperate with each other by executing such other documents and taking such other action as may be reasonably necessary to complete the transactions in accordance with the intent of the parties as evidenced in this Agreement.

14.	General Provisions.

14.1 Survival of Representations and Warranties. All representations and warranties of the parties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement.

14.2 Entire Agreement. With reference to the subject matter hereof, this Agreement is the complete and exclusive statement of all terms of the agreement between the parties and supersedes and cancels all prior and contemporaneous negotiations, agreements and representations, and constitutes the entire agreement between the parties. There are no representations, inducements, promises or agreements, oral or otherwise, with reference to the subject matter hereof, other than as expressly set forth herein. No modification, alteration, amendment or waiver of any provision hereof shall be effective unless in writing and signed by both parties.

14.3 Successors Bound; Limited Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permissible assigns, except that neither party shall, without prior written consent of the other, delegate, assign, transfer, encumber or otherwise dispose of any of its rights, duties or interests under this Agreement or any part thereof.

14.4 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

14.5 Governing Law. It is the intention of the parties that the laws of California, including such jurisdiction’s principles of conflict of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

14.6 Forum; Expenses. In the event that any cause of action, lawsuit or other proceeding is brought by any party of this Agreement because of an alleged dispute, breach or misrepresentation in connection with or arising under this Agreement, any court of competent jurisdiction in San Diego County shall be the sole and exclusive forum for such cause of action, lawsuit or proceeding, and the prevailing party in any such action, lawsuit or proceeding shall be entitled to recover, in addition to any remedy at law or equity available to any prevailing party, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such action, lawsuit or proceeding, including, without limitation, attorneys’ fees and court costs.

14.7 Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto in separate counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

PATRIOT SCIENTIFIC CORPORATION

By: /s/ David H. Pohl	By: /s/___________________________
David H. Pohl	_____________________________(Name),
President & CEO	_____________________________(Title)

EXHIBIT A Warrants Proposed to be Conveyed to Patriot Scientific Corporation by _______________

Warrants Held in Name of	Warrant Description	Issue Date	Warrants Held	Number of Warrants to be conveyed back to PTSC	Current Exercise Price as of ______
_____	____________	______	______	______	$______
			TOTAL:	______

Initials of _________________: ____________

Initials of Patriot Scientific Corporation: ______

EXHIBIT B Warrants of ______________ Proposed to Be Reset to $______

Warrant Description	Issue Date	Number of Warrants Held	Number of Warrants being Reset to $0.___	Current Exercise Price as of _______
Debenture Warrant #				$______
Debenture Warrant #				$______
Debenture Warrant #				$______
Debenture Warrant #				$______
Debenture Warrant #				$______
Debenture Warrant #				$______

Initials of ________________: ____________

Initials of Patriot Scientific Corporation: ______

EXHIBIT F-2

WAIVER, CONSENT AND RELEASE AGREEMENT

This WAIVER, CONSENT AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of __________, 2006, by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation, (the “COMPANY”), and __________, an individual residing in __________ County, State of __________ (the “Rights Holder”).

RECITALS

A. WHEREAS, the Rights Holder holds warrants to purchase shares of the common stock, $__________ par value per share, of the COMPANY (the “Warrants”), purchased pursuant to that certain Securities Purchase Agreement, dated as of __________, 200__, by and among the COMPANY and the RIGHTS HOLDER (the “Securities Purchase Agreement”).

B. WHEREAS, the COMPANY desires to enter into the transactions contemplated by that certain Master Agreement dated as of the date hereof, by and among the COMPANY, __________, a __________ corporation (“__________”) and __________ (such transactions referred to herein as the “Proposed Transactions”).

C. WHEREAS, the Securities Purchase Agreement and the Warrants include provisions which may be implicated by the Proposed Transactions, and which may give the Rights Holder certain rights with respect to the Proposed Transactions.

D. WHEREAS, the COMPANY and the Rights Holder desire to facilitate the Proposed Transactions by entering into this Agreement.

NOW, THEREFORE, in consideration of the respective promises, representations, warranties, covenants and conditions contained in this Agreement, the parties hereby agree as follows:

1.  Consent. Effective upon the receipt by the Rights Holder of the consideration pursuant to Section 2 of this Agreement, the Rights Holder hereby consents to, approves and ratifies the Proposed Transactions and any and all actions taken before, as of, or after the date hereof by the COMPANY (and any person acting for or on behalf of the COMPANY) in connection with the Proposed Transactions.

2.  Payment to Rights Holder. In consideration of his covenants, promises, and agreements set forth in this Agreement, the Rights Holder shall be paid $__________ by check to the address below upon the closing of the Proposed Transactions. The Rights Holder hereby acknowledges that such consideration constitutes good, valid and sufficient consideration in exchange for the covenants, promises, and agreements of the Rights Holder set forth in this Agreement.

3.  Amendment of Securities Purchase Agreement. Effective as of the receipt of consideration pursuant to Section 2 of this Agreement, the Securities Purchase Agreement shall be amended to remove Section 4(1) in its entirety, and such section shall be of no further force or

4.  effect. The COMPANY and the Rights Holder hereby acknowledge and agree that this Agreement meets all of the requirements for amendment of the Securities Purchase Agreement provided in Section 8(e) thereof.

5.  Representations and Warranties of Rights Holder. In order to induce the COMPANY to enter into this Agreement, the Rights Holder represents and warrants to the COMPANY as follows:

5.1.  Full Knowledge. The Rights Holder acknowledges and agrees that he is fully aware of all of the terms and conditions of the Proposed Transactions, and that he has had an opportunity to discuss such terms and conditions with COMPANY representatives, and to ask any questions he has deemed necessary.

5.2.  Compliance with Law. The execution, delivery and performance by the Rights Holder of this Agreement and the consummation of the transactions contemplated hereby, will not cause the Rights Holder to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, or (iii) any order, writ, judgment, injunction, decree, determination or award, to which he is subject.

5.3.  Authorization. When executed and delivered by the Rights Holder, this Agreement will constitute a valid and legally binding obligation of the Rights Holder enforceable in accordance with its terms, except as may be limited by (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies, (ii) judicial principles with respect to provisions contrary to public policy, and (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, generally relating to creditors’ rights.

6.  Representations and Warranties of COMPANY. In order to induce the Rights Holder to enter into this Agreement, COMPANY represents and warrants to the Rights Holder as follows:

6.1.  Compliance with Law. The execution, delivery and performance by COMPANY of this Agreement and the consummation of the transactions contemplated hereby, will not cause COMPANY to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, or (iii) any order, writ, judgment, injunction, decree, determination or award, to which it is subject.

6.2.  Authorization. When executed and delivered by COMPANY, this Agreement will constitute a valid and legally binding obligation of COMPANY enforceable in accordance with its terms, except as may be limited by (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies, (ii) judicial principles with respect to provisions contrary to public policy, and (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, generally relating to creditors’ rights.

7.  Taxes. Each party shall be responsible for all taxes incurred by it as a result of any transaction contemplated by this Agreement.

8.  Cooperation. COMPANY and Rights Holder acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to consummate the transactions contemplated herein. COMPANY and Rights Holder agree to cooperate with each other by executing such other documents and taking such other action as may be reasonably necessary to complete the transactions in accordance with the intent of the parties as evidenced in this Agreement.

9.  General Provisions.

9.1.  Survival of Representations and Warranties. All representations and warranties of the parties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement.

9.2.  Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court only to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

9.3.  Entire Agreement. With reference to the subject matter hereof, this Agreement is the complete and exclusive statement of all terms of the agreement between the parties and supersedes and cancels all prior and contemporaneous negotiations, agreements and representations, and constitutes the entire agreement between the parties. There are no representations, inducements, promises or agreements, oral or otherwise, with reference to the subject matter hereof, other than as expressly set forth herein. No modification, alteration, amendment or waiver of any provision hereof shall be effective unless in writing and signed by both parties.

9.4.  Successors Bound; Limited Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permissible assigns, except that neither party shall, without prior written consent of the other, delegate, assign, transfer, encumber or otherwise dispose of any of its rights, duties or interests under this Agreement or any part thereof.

9.5.  Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

9.6.  Governing Law. It is the intention of the parties that the laws of California, including such jurisdiction’s principles of conflict of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

9.7.  Forum; Expenses. In the event that any cause of action, lawsuit or other proceeding is brought by any party of this Agreement because of an alleged dispute, breach or

9.8.  misrepresentation in connection with or arising under this Agreement, any court of competent jurisdiction in San Diego County shall be the sole and exclusive forum for such cause of action, lawsuit or proceeding, and the prevailing party in any such action, lawsuit or proceeding shall be entitled to recover, in addition to any remedy at law or equity available to any prevailing party, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such action, lawsuit or proceeding, including, without limitation, attorneys’ fees and court costs.

9.9.  Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto in separate counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

PATRIOT SCIENTIFIC CORPORATION	RIGHTS HOLDER

By: /s/ David H. Pohl	By: /s/___________________________
David H. Pohl	_____________________________(Name)
President & CEO

EXHIBIT G

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
PATRIOT SCIENTIFIC CORPORATION,
P-NEWCO LLC
TECHNOLOGY PROPERTIES LIMITED INC.
AND
TPL NEWCO, LLC

This Agreement and Plan of Merger (this “Merger Agreement”) is made as of June 15, 2005, by and among PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (“Patriot”), P-NEWCO LLC, a Delaware limited liability company wholly owned by Patriot (“P-Newco"), TECHNOLOGY PROPERTIES LIMITED INC., a California corporation (“TPL”), and TPL NEWCO, LLC, a Delaware limited liability company wholly owned by TPL (“T-Newco”). Capitalized terms used but not defined herein shall have the meanings given to such terms in that certain agreement dated as of June 7, 2005 by and among Patriot, TPL and Charles H. Moore (“Moore”) (the “Master Agreement”).

WHEREAS, Patriot, TPL and Moore have entered into the Master Agreement which provides for, among other things, the creation by Patriot and TPL of P-Newco and T-Newco, respectively, the respective licensing to P-Newco and T-Newco of certain of Patriot and TPL’s rights with respect to the MSD Patents, and the merger of T-Newco with and into P-Newco, with P-Newco continuing as the surviving entity (the “Surviving Entity”), in furtherance of the transactions contemplated by the Master Agreement;

WHEREAS, pursuant to the Delaware Limited Liability Company Act, the board of directors of Patriot and TPL, the sole members of P-Newco and T-Newco, respectively, have adopted and recommended this Merger Agreement and determined that it is advisable and in the best interests of P-Newco and T-Newco that T-Newco merge with and into P-Newco upon the terms and conditions provided herein (the “Merger”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and of the mutual benefits provided hereby, the parties hereto agree as follows:

1. Merger. The effective date of the Merger shall be June 15, 2005 (the “Effective Date”). On the Effective Date, T-Newco shall be merged with and into P-Newco and the separate existence of T-Newco shall thereupon cease. P-Newco shall continue its existence in the State of Delaware as the Surviving Entity.

2. Certificate of Formation. The Certificate of Formation of P-Newco, as in effect immediately prior to the Effective Date, shall continue to be the Certificate of Formation of the Surviving Entity until duly amended in accordance with the provisions of the laws of the State of Delaware.

3. Conversion of Membership Interests. Upon the Effective Date, by virtue of the Merger and without any action on the part of TPL, TPL's membership interests in T-Newco outstanding immediately prior to the Merger shall automatically be cancelled, and a fifty percent membership interests in the Surviving Entity shall be issued to TPL in exchange therefor.

4. Subsequent Action. If at any time after the Effective Date it shall be necessary or desirable to take any action or execute, deliver or file any instrument or document in order to vest, perfect or confirm of record in the Surviving Entity the title to any property or any rights of T-Newco, or otherwise to carry out the provisions of this Merger Agreement, the managers of the Surviving Entity are hereby authorized and empowered on behalf of T-Newco and in its name to take such action and execute, deliver and file such instruments and documents.

5. Rights and Duties of Surviving Entity. On the Effective Date, the Surviving Entity shall thereupon and thereafter possess all rights, privileges, immunities, licenses, and permits (whether of a public or private nature) of T-Newco; and all property (real, personal and mixed), all debts due on whatever account, all choses in action, and all and every other interest of or belonging to or due to T-Newco shall continue and be taken and deemed to be transferred to and vested in the Surviving Entity, without further act or deed, and the Surviving Entity shall thenceforth be responsible and liable for all the liabilities and obligations of T-Newco.

6. Representations and Warranties.

(a) Incorporation of Representations and Warranties. Patriot and TPL hereby reaffirm the representations and warranties made in the Master Agreement as if such representations and warranties were set forth fully herein.

(b) Existence and Power. Each of Patriot and TPL represents and warrants that P-Newco and T-Newco, respectively, is a Delaware limited liability company, duly formed and validly existing under the laws of the State of Delaware, and has all power and authority necessary to enter into this Merger Agreement and consummate the Merger.

(c) Authorization. Each of Patriot and TPL represents and warrants that the execution, delivery and performance by P-Newco and T-Newco, respectively, of this Merger Agreement and the Merger contemplated hereby has been duly and validly authorized by each of Patriot and P-Newco, on the one hand, and each of TPL and T-Newco, on the other hand, under Applicable Law, and no other corporate proceedings on the part of Patriot and P-Newco, on the one hand, and TPL and T-Newco, on the other hand, are necessary to authorize or consummate this Merger Agreement or the Merger contemplated hereby (other than the filing and recordation of the appropriate documents with respect to the Merger in accordance with the laws of the State of Delaware).

(d) Capitalization. Each of Patriot and TPL represents and warrants that it is the sole shareholder of P-Newco and T-Newco, respectively.

(e) Valid and Existing License; Sole Asset. Patriot and P-Newco, on the one hand, and TPL and T-Newco, on the other hand, represent and warrant that the Newco Licenses, the form of which is attached as Exhibit C to the Master Agreement, have been validly executed and delivered pursuant to the terms of the Master Agreement, and that each of P-Newco and T-Newco has good and valid title to all rights with respect to the MSD Patents granted by Patriot and TPL to P-Newco and T-Newco, respectively, pursuant to the Newco Licenses. Patriot and

P-Newco, on the one hand, and TPL and T-Newco, on the other hand, further represent and warrant that the Newco Licenses are the sole assets of P-Newco and T-Newco.

(f) Purpose; Absence of Changes. Each of Patriot and TPL represents and warrants that P-Newco and T-Newco, respectively, were formed and have been utilized from the date of formation until the date hereof solely to effect the transactions contemplated by this Merger Agreement and the Master Agreement, and that P-Newco and T-Newco have not engaged in any other activity whatsoever except entering into the Newco Licenses referred to in subsection (e) above, and taking any action necessary to facilitate the Merger in a manner consistent with the terms of this Merger Agreement and the Master Agreement.

(g) No Liabilities. Patriot and P-Newco, on the one hand, and TPL and T-Newco, on the other hand, represent and warrant that P-Newco and T-Newco do not now have, not have they ever had, any liabilities whatsoever, including but not limited to any tax liabilities or current or prospective litigation.

IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation By:______________________________________ Name:____________________________________ Title:_____________________________________

P-NEWCO LLC, a Delaware limited liability company By:______________________________________ Name:____________________________________ Title:_____________________________________

TECHNOLOGY PROPERTIES LIMITED INC., a California corporation By:______________________________________ Name:____________________________________ Title:_____________________________________

TPL NEWCO, LLC, a Delaware limited liability company By:______________________________________ Name:____________________________________ Title:_____________________________________

EXHIBIT H

***	Indicates material omitted pursuant to an application for confidential treatment and that material has been filed separately with the Commission.

PATENT LICENSE AGREEMENT

This PATENT LICENSE AGREEMENT (“Agreement”) is entered into by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (“Licensor”) having its principal place of business at 10989 Via Frontera, San Diego, California 92127, and INTEL CORPORATION, a Delaware corporation, located at 2200 Mission College Blvd., Santa Clara, CA 95052 (“Intel”).

RECITALS

WHEREAS, ***

***

***

***

NOW, THEREFORE, in consideration of the promises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meaning assigned to them in the Intel PLA. For the avoidance of doubt, the term “License” in this Agreement shall refer to Patriot Scientific Corporation.

Article 1. License Grant

1.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee ***

1.2 Right to License. In the event Licensor does not have the right to grant a license under any particular patent right of the scope set forth herein, then the license granted herein under such patent right shall be of the broadest scope which Licensor has the right to grant. If Licensor

(a) owns any rights in any Patent; or
(b) has the right to enforce or control the enforcement of any rights in any Patent; or

(c) can exercise any significant influence over the enforcement of any rights in any Patent but Licenser does not have the right to license those rights as broadly as set forth in Section 1.1 to Licensee hereunder (“Restricted Patent Rights”), then, if and to the extent that such Restricted Patent Rights would have been licensed to the Licensee if Licensor had the right to license such Patents;
(d) Licenser grants to the Licensee for Intel Licensed Products an immunity from suit for infringement of such Restricted Patent Rights of a scope identical to the rights that would have been granted hereunder if Licensor has the right to license such Restricted Patent Rights;
(e) Licensor shall not give their assent irrespective of whether that assent is required to allow a third party entity to assert the Restricted Patent Rights against the Licensed Products of the Licensee; and
(f) Licensor agrees to indemnify arid hold harmless Licensee against any monetary compensation, including those for damages and/or royalties, paid or to be paid by Licensee as a result of actual or threatened assertion of rights by the holder of the Restricted Patent Rights against Intel Licensed Products to the extent attributable to such Restricted Patent Rights, but only to the extent that such damage and/or royalty, directly or indirectly, benefits Licenser.

1.3 Further Assurances. To the extent Licenser does not have the right to grant any or all of the license rights granted in Section 1 of this Agreement or to the extent this Agreement does not grant such license rights, Licenser hereby grants such licenses to the fullest extent of their rights under the Patents and to the fullest extent possible under the law, and shall execute whatever documents are necessary to effectuate such license grant.

1.4 “Patents” shall mean all of the patents and patent applications listed on Appendix 1, and any patent, patent application or patent right throughout the Territory including, without limitation, any provisional, divisional, continuation, continuation-in-part, substitute, renewal, reissue, extension, confirmation, reexamination or registration thereof and any patent issuing therefrom including any substitute, renewal, reissue, extension, confirmation, reexamination or registration thereof

Article 2. Effective Date of License Grants.

2.1. The effective date of the license grant to each individual Patent licensed to Intel hereunder shall be the filing date of such Patent.

Article 3. Consideration.

3.1 As full consideration for the rights granted by Licensor to Licensee in Article I hereunder, and notwithstanding any rights Intel may have *** shall become immediately due and payable upon the execution of this Agreement by both parties. Licensor hereby acknowledges the adequacy of this consideration paid by Licensee to Licensor in consideration for the rights granted by Licensor in Article 1 hereunder, including without limitation ***.

3.2 The payment of the *** receives Notice of the triggering event by wire transfer to:

Torrey Pines Bank

12220 El Camino Real
San Diego, CA 92130
ABA/Routing Number: 122243635
Beneficiary Account Name: ***
Beneficiary Account Number: ***

Article 4. Other Intel PLA Provisions

4.1 All provisions of Articles 4 through Article 9 are hereby incorporated herein by this reference, provided only that

(a) Patriot Scientific Corporation shall be substituted, mutatis mutandis for the terms “***” and “Licensor” found throughout each of those provisions of the Intel PLA;

(b) Notices to Licensor shall be delivered to the following address or facsimile:

Patriot Scientific Corporation
10989 Via Frontera
San Diego, CA 92127
Attn: President
Fax: 858-674-5005

(c) Section 4.3 shall be deleted in its entirety and replaced with the following:

***

; and

(d) Section 9.18 shall be deleted in its entirety and replaced with the following:

***

Article 5. ***

***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INTEL CORPORATION

By:__________________________________
Name:
Title:
Date: May 27, 2005

PATRIOT SCIENTIFIC CORPORATION

By:__________________________________
Name:
Title:
Date: May 27, 2005

***

***

By:__________________________________
Name: ***
Title: ***
Date: May 25, 2005

***

By:__________________________________
Name: ***
Title: ***
Date: May 25, 2005

CHARLES H. MOORE

By:__________________________________
Name: Charles H. Moore
Date: May 25, 2005

EXHIBIT I

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase	Warrant Number _____
_______________ shares

Warrant Agreement
and
Warrant to Purchase Common Stock
of
PATRIOT SCIENTIFIC CORP.

THIS WARRANT AGREEMENT AND WARRANT TO PURCHASE COMMON STOCK (this “Warrant” or this “Agreement”) CERTIFIES that _____________ or any subsequent holder hereof (“Holder”) has the right to purchase from Patriot Scientific Corp., a Delaware corporation (the “Company”), up to ___________ fully paid and non-assessable shares, of the Company's common stock, $___________ par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, and in the amounts provided in Section 2 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time, on the date that is seven (7) years after the Date of Issuance (the “Exercise Period”).

Holder agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1. Date of Issuance and Term.

This Warrant shall be deemed to be issued on ___________, 200_ (“Date of Issuance”). The term of this Warrant is seven (7) years from the Date of Issuance.

2. Exercise.

(a) Amount of Exercise. The Holder hereof shall be entitled to exercise this Warrant at any time and from time to time in accordance with the following schedule:

(1) Upon the Closing (as defined herein), the Holder shall be entitled to exercise this Warrant to purchase ___________ shares of Common Stock.

(2) Upon the Trigger Price (as defined herein) reaching $_________, the Holder shall be entitled to exercise this Warrant to purchase an additional ___________ shares of Common Stock.

(3) Upon the Trigger Price reaching $_________, the Holder shall be entitled to exercise this Warrant to purchase an additional ___________ shares of Common Stock.

(4) Upon the Trigger Price reaching $________, the Holder shall be entitled to exercise this Warrant to purchase an additional ___________ shares of Common Stock.

“Closing” shall have the meaning given that term in the Master Agreement by and among Patriot, ___________, and ___________, dated as of ___________, 200_ (the “Master Agreement”).

“Trading Day” shall mean any day on which the Common Stock of the Company is traded for any period on the OTC-BB (as defined below), or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Trigger Price” shall mean the closing price of the Company’s Common Stock on any Trading Day as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent reliable reporting service.

(b) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby in accordance with the provisions of this Section 2 (the “Warrant Shares”) upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Patriot Scientific Corporation, Attn: David H. Pohl, CEO; 10989 Via Frontera, San Diego, CA 92127; Telephone: (858) 674-5000, Facsimile: (858) 674-5005 or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise of this Warrant”).

(c) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile. The Company shall not be required to deliver the shares of Common Stock to the Holder until the requirements of Section 2(b) above are satisfied.

(d) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise in full of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(e) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

3. Payment of Warrant Exercise Price.

The Exercise Price (“Exercise Price”) shall equal $___________ per share.

Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i) Cash Exercise: cash, bank or cashiers check or wire transfer; or

(ii)
Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3 (ii), where “MARKET PRICE,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company's Common Stock during the ten (10) consecutive trading day period immediately preceding the date in question.

As used herein, the “VOLUME WEIGHTED AVERAGE PRICE” for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the

“OTC-BB”) as reported by, or based upon data reported by, Bloomberg Financial Markets or' an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“BLOOMBERG”) or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants being exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. “TRADING DAY” shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

B = the Exercise Price.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

4. Holder’s Representations and Warranties.

Holder represents and warrants to the Company that:

(a) Incorporation of Representations and Warranties. The representations and warranties of the Holder contained in the Master Agreement are hereby incorporated by reference as if fully set forth herein.

(b) Investment Purpose. As of the date hereof, Holder is purchasing the Warrants and the Warrant Shares (collectively, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, Holder does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

(c) Reliance On Exemptions. Holder understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Securities.

(d) Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(e) Transfer or Re-sale. Holder understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred or resold unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Holder shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“RULE 144”) of the Holder who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144; and (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(f) Legends. Holder understands that the Warrants and, until such time as the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.

Upon the request of any holder and the surrender of certificates, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(g) Knowledge and Experience. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

5. Company’s Representations and Warranties.

The Company represents and warrants to Holder that, except as set forth on the Company's disclosure schedules to the Master Agreement:

(a) Incorporation of Representations and Warranties. The representations and warranties of the Company contained in the Master Agreement are hereby incorporated by reference as if fully set forth herein.

(b) Issuance of Shares. Upon issuance upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

(c) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to Holder. The issuance of the Securities to Holder will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(d) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect (as defined in the Master Agreement).

(e) Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

(f) No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an “INVESTMENT COMPANY”). The Company is not controlled by an Investment Company.

6. Covenants.

(a) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Holder promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Holder at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Holder on or prior to the Closing Date.

(b) Reservation of Shares. The Company represents that it has at least 500,000,000 authorized shares and covenants that it will initially reserve (the “INITIAL SHARE RESERVATION”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 100% of the Warrant Shares, to provide for the issuance of Common Stock upon the exercise of the Warrants. The Company further covenants that, beginning on the date hereof, and continuing throughout the period the conversion right exists, the Company shall at all times have authorized, and reserved (the “ONGOING SHARE RESERVATION REQUIREMENT”) for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the Warrants and issuance of the Warrant Shares in connection therewith. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of or otherwise pursuant to the Warrants without the consent of Holder. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than 100% of the number that is then actually issuable upon full exercise of the Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Warrant

Shares issued or issuable upon exercise of or otherwise pursuant to the Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 6(b), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

(c) Listing. The Company shall use its best efforts to promptly secure the listing of the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as Holder owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon exercise of or otherwise pursuant to the Warrants. The Company will use its best efforts to obtain and, so long as Holder owns any of the Securities, maintain the listing and trading of its Common Stock on the OTC-BB, the Nasdaq National Market (the “NNM”), the Nasdaq SmallCap Market (the “NASDAQ SMALLCAP”), the New York Stock Exchange (“NYSE”), or the American Stock Exchange (“AMEX”) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable. The Company shall promptly provide to Holder copies of any notices it receives from the OTC-BB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(d) Corporate Existence. So long as Holder beneficially owns any Warrants, the Company shall maintain its corporate existence and shall not merge, consolidate or sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the successor or acquiring entity assumes the Company's obligations under this Agreement.

(e) No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(f) Irrevocable Transfer Agent Instructions. Within ten (10) business days after the Closing Date, the Company agrees to deliver to Holder the Irrevocable Transfer Agent Instructions (as defined below), in form and substance satisfactory to Holder, which instructions shall be acknowledged in writing by the Company's Transfer Agent.

(g) Confidentiality. The Company agrees to keep all information disclosed to the Company by Holder or its representatives pursuant to or in connection with this Agreement, the Registration Rights Agreement entered into as of the date hereof, or the transactions contemplated hereby and thereby, confidential, and shall not disclose any such information without first obtaining the written consent of Holder, except as required by applicable law.

7. Transfer Agent Instructions.

The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of Holder or its nominee for the Warrant Shares in such amounts as specified from time to time by Holder to the Company upon exercise of the Warrants in accordance with their terms (the “IRREVOCABLE TRANSFER AGENT INSTRUCTIONS”). Prior to registration of the Warrant Shares under the 1933 Act or the date on which the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 4(h) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Warrant Shares, prior to registration of the Warrant Shares under the 1933 Act or the date on which the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Holder's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If Holder provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) Holder provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by Holder.

8. Transfer and Registration.

(a) Transfer Rights. Subject to the provisions of Section 12 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant has registration rights pursuant to that certain Registration Rights Agreements between the Company and Technology Properties Limited Inc. dated of even date herewith.

9. Anti-Dilution Adjustments.

(a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

(b) Distribution. If at any time after the Issue Date hereof, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) or shares of its capital stock (other than Common Stock) to Holders of Common Stock of the Company as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares or rights to acquire shares of capital stock of any other public or private company, including but not limited to a subsidiary or spin-off of the Company (a “Distribution”)), then the Holders of this Warrant shall be entitled, to immediately receive the amount of such distribution (in kind) which would have been payable to the Holder with respect to the shares of Common Stock issuable upon a full exercise of this Warrant (without regard to any contractual, legal or regulatory limitations on the amount of such conversion), had such Holder been the holder of such shares of Common Stock on the record date for determination of shareholders entitled to such Distribution.

(c) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 9(c).

(d) Intentionally Left Blank.

(e) Notice of Consolidation or Merger. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a “Corporate Change”), then this Warrant shall be exerciseable into such class and type of securities or other assets as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) business days notice to Holder hereof of any Corporate Change.

(f) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b), (c) or (d) of this Section 9, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 9 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.__ or more. No adjustment made pursuant to any provision of this Section 9 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

(g) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 9.

10. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

11. Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant and payment of the Exercise Price (based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 11, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

12. Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

(b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

13. Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

14. Arbitration: Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws. Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in New York, New York in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). A proceeding shall be commenced upon written demand by Company or any Lender to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds _____ dollars ($__), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, New York or to the United States District Court sitting in New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55. With respect to any arbitration proceeding in accordance with this section, the prevailing party's reasonable attorney's fees and expenses shall be borne by the non-prevailing party.

Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, .then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, New York. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern the proceeding as well as the interpretation and construction of this Agreement and the transaction as a whole.

15. Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

16. Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(b) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the __th day of __, 2005.

PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation By:__________________________________ Name:________________________________ Title:_________________________________

____________________________________, a _______________ corporation By:__________________________________ Name:________________________________ Title:_________________________________

EXHIBIT A

EXERCISE FORM FOR WARRANT

TO: PATRIOT SCIENTIFIC CORP.

The undersigned hereby irrevocably exercises the right to purchase ________________ of the shares of Common Stock (the “Common Stock”) of Patriot Scientific Corp., a Delaware corporation (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:_________________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase ________ shares of the Common Stock of Patriot Scientific Corp., evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:_____________    __________________________

Signature

Fill in for new registration of Warrant:

_____________________________________
Name

_____________________________________
Address

_____________________________________
Please print name and address of assignee
(including zip code number)

________________________________________________________________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

EXHIBIT J

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of ________, 200__, by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (The “Company”), and _______, a _________ corporation (the “Buyer” or “____”).

WHEREAS:

A. In connection with the transactions contemplated by the Master Agreement by and among the Company, ___, and _______, dated as of ________, 200__ (the “Master Agreement”), the company has agreed, upon the terms and subject to the conditions contained in the Master Agreement and the Warrant Agreement between the Company and ___, dated as of the date hereof (the “Warrant Agreement”), to issue to ___ warrants (the “Warrants”) to purchase ________ shares of common stock of the Company, par value of $_____ (the “Common Stock”); and

B. To induce _____ to execute and deliver the Master Agreement and the Warrant Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and _________ hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “BUSINESS DAY” shall have the meaning set forth in the Master Agreement.

(ii) “BUYER” shall mean ____ or any transferee pursuant to Section 9 herein.

(iii) “REGISTER,” “REGISTERED,” and “REGISTRATION” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 3415 under the 1933 Act or any successor rule providing for offering securities on a continuous as basis (“RULE 415”), and the declaration or ordering of effectiveness of such Registration statement by the United States Securities and Exchange Commission (the “SEC”).

(iv) “REGISTRATION SECURITIES” means (a) any shares of Common Stock (the “Warrant Shares”) issued or issuable upon exercise of or otherwise pursuant to the Warrants and (b) any shares of capital stock or issuable as a dividend on or in exchange for or otherwise with respect to the foregoing.

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(v) “REGISTRATION STATEMENT(S)” means a registration statement(s) of the Company under the 1933 Act.

2. REGISTRATION.

a. MANDATORY REGISTRATION. The Company shall prepare and, on or prior to ________, 200__ (the “FILING DATE”) file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Buyer, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 415), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of or otherwise pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than 100% of the aggregate number of Warrant Shares that are then issuable upon exercise of or otherwise pursuant to the Warrants, without regard to any limitation on the Buyer’s ability to exercise the Warrants. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon exercise of or otherwise pursuant to the Warrants. Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Buyer and its counsel prior to its filing or other submission.

b. [INTENTIONALLY OMITTED].

c. PAYMENTS BY THE COMPANY. The Company shall use its best efforts to obtain effectiveness of the Registration Statement or as soon as practicable, but in any event not later than __________, 200__ (the “REGISTRATION DEADLINE”). If (i) the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC by the Registration Deadline, or (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement, or (iii) the Common Stock is not listed or included for quotation on the Over the Counter Electronic Bulletin Board (the “OTC-BB”), the Nasdaq National Market (“NNM”), the Nasdaq Small Cap Market (“NASDQ SMALL CAP”), the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”), then the Company will make payments to the Buyer in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Buyer by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to the holder of the Warrants an amount equal to the aggregate, exercise price paid for such Registrable Securities upon exercise of the Warrants (“OUTSTANDING AMOUNT”) multiplied by the Applicable Percentage (as defined below) times the number of months (prorated for partial months) after the Registration Deadline and prior to the date the Registration Statement is declared effective by the SEC.

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The term “APPLICABLE PERCENTAGE” means ________ (___). (For example, if the Registration Statement becomes effective one (1) month after the Registration Deadline, the Company would pay $________ for each $________ of Outstanding Amount. If thereafter, sales of all of the Registrable Securities could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $________ for each $________ Outstanding Amount. Such amounts shall be paid in cash within five (5) days after the end of each period that gives rise to such obligations, PROVIDED that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period.

d. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send the Buyer written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Buyer shall so request in writing, the company shall include in such Registration Statement all or any part of the Registrable Securities the Buyer requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s)’ thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Buyer has requested inclusion hereunder as the underwriter shall permit;

PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and

PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which the Buyer is entitled to registration under this Section 2(d) is an underwritten offering, then the Buyer shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock include in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Buyer pursuant to this Section 2(d) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement.

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e. ELIGIBILITY FOR FORM SB-2. The Company represents and warrants that it meets the registrant eligibility and transaction requirements for the use of Form SB-2 for registration of the sale by the Buyer of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form SB-2.

3. OBLIGATION OF THE COMPANY.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a. The Company shall prepare promptly, and file with the SEC as soon as practicable after the date of the Closing under the Master Agreement (the “CLOSING DATE”) (but no later than the Filing Date), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing (but in no event later than the Registration Deadline), and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Buyer) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (the “REGISTRATION PERIOD”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the event that on any Business Day (the “REGISTRATION TRIGGER DATE”) the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon exercise of or otherwise pursuant to the Warrants, without giving effect to any limitations on the Buyer’ ability to exercise the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover ________ (_____ %) of all of the Registrable Securities so issued or issuable (without giving effect to any limitations on exercise contained in the Warrants) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within twenty (20) Business Days after the necessity therefore arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely), provided, however that the Company shall have a sufficient number of authorized and unissued shares. In the event the Company does not have a sufficient number of authorized and unissued shares, the Company shall use its best efforts to obtain all necessary shareholder approvals and to make all necessary filings to increase its authorized shares as promptly as practicable and, within twenty (20) Business Days after the necessary increase in its authorized shares shall become effective, amend the Registration Statement or file a new Registration Statement as set forth above. The Company shall use its best efforts to cause such amendments and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within sixty (60) days of the Registration Trigger Date or as promptly as practicable in the even the Company is required to increase its authorized shares. The provisions of Section 2(c) above shall be applicable with respect to the Company’s obligations under this Section 3(b).

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c. The Company shall furnish to the Buyer and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Buyer. The Company will immediately notify the Buyer by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable, but no later than three (3) business days (the “ACCELERATION REQUEST DEADLINE”), following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States to which the Buyer is subject, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions;

e. [INTENTIONALLY OMITTED].

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f. As promptly as practicable after becoming aware of such event, the Company shall notify the Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Buyer as the Buyer may reasonably request; provided that, for not more than twenty (20) consecutive days (or a total of not more than sixty (60) days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “ALLOWED DELAY”); provided, further, that the Company shall promptly (i) notify the Buyer in writing of the existence of (but in no event, without the prior written consent of the Buyer, shall the Company disclose to the Buyer any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Buyer in writing to cease all sales under such Registration Statement until the end of the Allowed Delay, provided the above actions are consistent with the requirements of the 1933 Act and/or the Securities Exchange Act of 1934, as amended (the “1934 Act”) or other applicable law. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

g. The Company shall use its least efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Buyer who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

h. The Company shall permit a single firm of counsel designated by the Buyer to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration of effectiveness thereof) a reasonable period of time prior to their filing with the SEC (not less than three (3) Business Days but not more then five (5) Business Days) and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel.

i. The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

j. At the request of the Buyer participating in an underwritten offering pursuant to Section 2(d), the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter for sale in connection with any Registration Statement pursuant to Section 2(d), (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Buyer and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Buyer.

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k. The Company shall make available for inspection by (i) the Buyer, and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Buyer (collectively, the “INSPECTORS”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “RECORDS”), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence;

PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Buyer) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). The Buyer agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Buyer) shall be deemed to limit the Buyer’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

l. The Company shall hold in confidence and not make any disclosure of information concerning the Buyer provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Buyer prior to making such disclosure, and allow the Buyer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

m. The Company shall use its best efforts to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the NNM or, if not eligible for the NNM on the Nasdaq Small Cap or, if not eligible for the Nasdaq Small Cap, on the Over the Counter electronic bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities.

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n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

o. The Company shall cooperate with the Buyer who holds Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Buyer may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Buyer may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Buyer) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

p. At the request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

q. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities. In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.

r. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Buyer of Registrable Securities pursuant to a Registration Statement.

s. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the 1933 Act and the 1934 Act and the rules and regulations promulgated by the SEC).

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4. OBLIGATIONS OF THE BUYER.

In connection with the registration of the Registrable Securities, the Buyer shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Buyer that the Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Buyer of the information the Company requires from each the Buyer.

b. The Buyer, by the Buyer’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless the Buyer has notified the Company in writing of the Buyer’s election to exclude all of the Buyer’s Registrable Securities from the Registration Statements.

c. In the event of an underwritten offering pursuant to Section 2(d) in which any Registrable Securities are to be included, the Buyer agrees to enter into and perform the Buyer’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Buyer has notified the Company in writing of the Buyer’s election to exclude all of the Buyer’s Registrable Securities from such Registration Statement.

d. The Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Buyer’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, the Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Buyer’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

e. No Buyer may participate in any underwritten registration hereunder unless the Buyer (i) agrees to sell the Buyer’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

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5. EXPENSES OF REGISTRATION.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Buyer pursuant to Sections 2(b) and 3(h) hereof shall be borne by the Company.

6. INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the Buyer, (ii) the directors, officers, partners, managers, members, employees, agents and each person who controls any Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 ACT”), if any, (iii) any underwriter (as defined in the 1933 Act) for the Buyer in connection with an underwritten offering pursuant to Section 2(d) hereof, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an “INDEMNIFIED PERSON”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “CLAIMS”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “VIOLATIONS”). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 9.

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b. [Intentionally Omitted].

c. Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if Claim in respect thereof is to be made against any the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be.

PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Buyer, if the Buyer is entitled to indemnification hereunder. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 6, except to the extent that the Company is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7. CONTRIBUTION.

To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law.

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8. REPORTS UNDER THE 1934 ACT.

With a view to making available to the Buyer the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration (“RULE 144”), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to the Buyer so long as the Buyer owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Buyers to any transferee of all or any portion of Registrable Securities if: (i) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

10. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Buyer (to the extent such Buyer still owns Registrable Securities) and Buyers who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Buyer and the Company.

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11. MISCELLANEOUS.

a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company: To the address set forth immediately below such Company’s name on the signature pages hereto.

With copy to:

Otto Sorensen, Esq.
Luce, Forward, Hamilton and Scripps, LLP
600 West Broadway, Suite 2600
San Diego, CA 92191
Tel (619) 699-2534
Fax (619) 232-8311

If to a Buyer: To the address set forth immediately below such Buyer’s name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any controversy or claim arising out of or related to this Debenture or the breach thereof, shall be settled by binding arbitration in New York, NY in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). A proceeding shall be commenced upon written demand by Company or the Buyer to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds ________ ($________), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys’ and experts’ fees, as the arbitrators believe is appropriate in light of the merits of the parties’ respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, NY or to the United States District Court sitting in New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55. With respect to any arbitration proceeding in accordance with this section, the prevailing party’s reasonable attorney’s fees and expenses shall be borne by the non-prevailing party.

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Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, NY. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern both the proceeding as well as the interpretation and construction of the Debenture and the transaction as a whole.

e. This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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j. Except as otherwise provided herein, all consents and other determinations to be made by the Buyer pursuant to this Agreement shall be made by Buyers holding a majority of the Registrable Securities, determined as if the all of the Debentures then outstanding have been converted into for Registrable Securities.

k. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

n. The initial number of Registrable Securities included in any Registration Statement and each increase to the number of Registrable Securities included therein shall be allocated pro rata among the Buyers based on the number of Registrable Securities held by the Buyer at the time of such establishment or increase, as the case may be. In the event an Buyer shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Buyers, pro rata based on the number of shares of Registrable Securities then held by the Buyers. For the avoidance of doubt, the number of Registrable Securities held by a Buyer shall be determined as if all the Debentures and Warrants then outstanding and held by a Buyer were converted into or exercised for Registrable Securities.

o. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

[INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the ____ day of ________, 200__.

PATRIOT SCIENTIFIC CORPORATION	________________________________

By: _____________________________	By: _____________________________
(Name & Title)	(Name & Title)

ADDRESS:

PATRIOT SCIENTIFIC CORPORATION	_____________________________
10989 Via Frontera	_____________________________
San Diego, California 92127	_____________________________
Telephone No. (858) 674-5000	_____________________________
Facsimile No. (858) 674-5005	_____________________________

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